                                                                    Exhibit 99.1


                          AGREEMENT AND PLAN OF MERGER


                                  By and Among

                          AT&T WIRELESS SERVICES, INC.,


                         CINGULAR WIRELESS CORPORATION,


                              CINGULAR WIRELESS LLC


                                       and

                               LINKS I CORPORATION


     and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and Article IX of the Agreement and Plan of Merger,


                             SBC COMMUNICATIONS INC.


                                       and

                              BELLSOUTH CORPORATION






                          Dated as of February 17, 2004

                               TABLE OF CONTENTS

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                                                                                           PAGE
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ARTICLE I  The Merger; Closing; Effective Time.......................................        1

1.1.    The Merger...................................................................        1
1.2.    Closing......................................................................        2
1.3.    Effective Time...............................................................        2

ARTICLE II  Certificate of Incorporation and By-Laws of the Surviving Corporation....        2

2.1.    The Certificate of Incorporation.............................................        2
2.2.    The By-Laws..................................................................        2

ARTICLE III  Officers and Directors of the Surviving Corporation.....................        2

3.1.    Directors....................................................................        2
3.2.    Officers.....................................................................        3

ARTICLE IV  Effect of the Merger on Capital Stock; Exchange of Certificates..........        3

4.1.    Effect on Capital Stock......................................................        3
4.2.    Exchange of Certificates for Shares..........................................        4
4.3.    Dissenters' Rights...........................................................        6
4.4.    Adjustments to Prevent Dilution..............................................        6
4.5.    Treatment of Company Options/Other Equity Awards.............................        6
4.6.    Treatment of DoCoMo Warrant..................................................        7

ARTICLE V  Representations and Warranties............................................        8

5.1.    Representations and Warranties of the Company................................        8
5.2.    Representations and Warranties of Cingular and Merger Sub....................       28
5.3.    Representations and Warranties of SBC and BellSouth..........................       31

ARTICLE VI  Covenants 33

6.1.    Interim Operations...........................................................       33
6.2.    Acquisition Proposals........................................................       38
6.3.    Information Supplied.........................................................       39
6.4.    Stockholders Meeting.........................................................       40
6.5.    Filings; Other Actions; Notification.........................................       40
6.6.    Access.......................................................................       42
6.7.    Consent/Tender Offers........................................................       43
6.8.    Employee Benefits............................................................       44
6.9.    Indemnification; Directors' and Officers' Insurance..........................       46
6.10.   Other Actions by the Company.................................................       48

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                                                                                           PAGE
ARTICLE VII  Conditions..............................................................       50

7.1.    Conditions to the Obligations of the Company, Cingular and Merger Sub to
         Effect the Merger...........................................................       50
7.2.    Conditions to Obligations of Cingular and Merger Sub.........................       51
7.3.    Conditions to Obligation of the Company......................................       53

ARTICLE VIII  Termination............................................................       53

8.1.    Termination by Mutual Consent................................................       53
8.2.    Termination by Either Cingular or the Company................................       53
8.3.    Termination by the Company...................................................       54
8.4.    Termination by Cingular......................................................       54
8.5.    Effect of Termination and Abandonment........................................       55

ARTICLE IX  Miscellaneous and General................................................       56

9.1.    Survival.....................................................................       56
9.2.    Modification or Amendment....................................................       56
9.3.    Waiver of Conditions.........................................................       56
9.4.    Counterparts.................................................................       56
9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL................................       56
9.6.    Notices......................................................................       57
9.7.    Entire Agreement; NO OTHER REPRESENTATIONS...................................       59
9.8.    No Third Party Beneficiaries.................................................       59
9.9.    Obligations of Cingular and of the Company...................................       60
9.10.   Definitions..................................................................       60
9.11.   Severability.................................................................       60
9.12.   Interpretation; Construction.................................................       60
9.13.   Guarantee; Breach............................................................       61
9.14.   Publicity....................................................................       61
9.15.   Expenses.....................................................................       61
9.16.   Assignment...................................................................       61

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of February 17, 2004, by and among AT&T Wireless Services, Inc., a Delaware corporation (the "Company"), Cingular Wireless Corporation, a Delaware corporation ("Cingular"), Cingular Wireless LLC, a Delaware limited liability company ("Cingular Wireless"), and Links I Corporation, a Delaware corporation and a wholly-owned Subsidiary of Cingular ("Merger Sub", the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations") and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and
Article IX of this Agreement, SBC Communications Inc., a Delaware corporation ("SBC") and BellSouth Corporation, a Georgia corporation ("BellSouth").

                                    RECITALS

            WHEREAS, the board of directors ("Board of Directors") of each of Cingular, Merger Sub and the Company has determined that the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and by resolutions duly adopted, has approved and adopted this Agreement; and

            WHEREAS, the Company, Cingular Wireless, Cingular, Merger Sub, SBC and BellSouth desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement.

            NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, Cingular, Cingular Wireless, Merger Sub, the Company and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and Article IX of this Agreement, SBC and BellSouth agree as follows:

                                   ARTICLE I

                       The Merger; Closing; Effective Time

            1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II of this Agreement. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

            1.2. Closing. Unless otherwise mutually agreed in writing between the Company and Cingular, the closing for the Merger (the "Closing") shall take place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, at 9:00 A.M. local time on the fifth business day (the "Closing Date") following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.

            1.3. Effective Time. As soon as practicable following the Closing, the Company and Cingular will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the "Effective Time").

                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

            2.1. The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the "Charter") shall be amended in its entirety to read as set forth in Exhibit A hereto, until thereafter amended as provided therein or by applicable Law.

            2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable Law.


                                  ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

            3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

            3.2. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

            4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:


            (a) Merger Consideration. Each share of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) owned by Cingular or any direct or indirect Subsidiary of Cingular (collectively, the "Cingular Companies"), (ii) owned by the Company or any direct or indirect Subsidiary of the Company, except, in the case of each of clauses (i) and (ii), for any such shares held on behalf of third parties, or
(iii) shares of Common Stock (the "Dissenting Common Shares") that are owned by stockholders (the "Dissenting Common Stockholders") properly exercising appraisal rights pursuant to Section 262 of the DGCL (each, an "Excluded Common Share" and collectively, "Excluded Common Shares")) shall be converted into the right to receive $15.00 in cash (the "Common Stock Merger Consideration"). If the Closing shall not have occurred on or prior to December 16, 2004, the Common Stock Merger Consideration shall be increased by an amount of simple interest at a rate of 4% per annum based on a year of 365 days from and after December 16, 2004 to the day preceding the Effective Time, and the Common Stock Merger Consideration shall be an amount equal to $15.00 as increased pursuant to this sentence.At the Effective Time, all shares of Common Stock shall no longer be outstanding and shares of Common Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Common Stock Certificate") formerly representing any such shares of Common Stock (other than Excluded Common Shares) shall thereafter represent only the right to the Common Stock Merger Consideration and any Dissenting Common Shares shall thereafter represent only the right to receive the applicable payments set forth in Section 4.3.

            (b) Preferred Stock. At the Effective Time, each share of Series C preferred stock, par value $0.01 per share, of the Company (the "Series C Preferred Stock") and each share of Series E preferred stock, par value $0.01 per share, of the Company (the "Series E Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock"; and the Preferred Stock together with the Common Stock, the "Shares"), issued and outstanding immediately prior to the Effective Time other than shares of Preferred Stock (the "Dissenting Preferred Shares" and together with Dissenting Common Shares, "Dissenting Shares") that are held by stockholders (the "Dissenting Preferred Stockholders" and together with the Dissenting Common Stockholders, the "Dissenting Stockholders") properly exercising appraisal rights pursuant to Section 262 of the DGCL (together with the Excluded Common Shares, the "Excluded Shares") shall be converted into the right to receive an amount in cash equal to the Liquidation Preference (as defined in the Company's certificate of incorporation) as of immediately prior to the Effective Time for such share of Series C Preferred Stock or Series E Preferred Stock, as applicable (the "Preferred Stock Merger Consideration", together with the Common Stock Merger Consideration, the "Merger Consideration"). At the Effective Time, all shares of Preferred Stock shall no longer be outstanding and shares of Preferred Stock shall be cancelled and retired and shall cease to exist, and each certificate (a "Preferred Stock Certificate" and together with the Common Stock Certificates, the "Certificates") formerly representing any such shares of Preferred Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Preferred Stock Merger Consideration and any Dissenting Preferred Shares shall thereafter represent only the right to receive the applicable payments set forth in Section 4.3.

            (c) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Cingular Companies or owned by the Company or any direct or indirect Subsidiary of the Company (in each case, other than such Shares that are held on behalf of third parties) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

            (d) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

            4.2. Exchange of Certificates for Shares.


            (a) Paying Agent. As of the Effective Time, Cingular shall deposit, or shall cause to be deposited, with a paying agent appointed by Cingular and approved in advance by the Company (such approval not to be unreasonably withheld or delayed) (the "Paying Agent"), for the benefit of the holders of Shares, cash sufficient to pay the aggregate Merger Consideration in exchange for Shares outstanding immediately prior to the Effective Time (other than Excluded Shares), deliverable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this
Article IV (such cash being hereinafter referred to as the "Exchange Fund").

            (b) Payment Procedures. Promptly after the Effective Time (and in any event no later than five business days after the Effective Time), the Surviving

Corporation shall cause the Paying Agent to mail to each holder of record of Shares (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as the case may be. Upon the surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount (after giving effect to any required tax withholdings) of (x) the number of Shares represented by such Certificate (or effective affidavit of loss in lieu thereof) multiplied by (y) the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as the case may be, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

            (c) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Cingular for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to this Article IV.

            (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of (after giving effect to any required tax withholdings) the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be, upon due surrender of their Certificates (or effective affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Cingular, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

            (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required by Cingular as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required tax withholdings) of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the applicable Merger Consideration upon due surrender of such lost, stolen or destroyed Certificate being surrendered. Any affidavit of loss presented pursuant to this Article IV, to be deemed effective, must be in form and substance reasonably satisfactory to the Surviving Corporation.

            4.3. Dissenters' Rights. Any Person who otherwise would be deemed a Dissenting Stockholder shall not be entitled to receive the applicable Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by
Section 262 of the DGCL with respect to shares of Common Stock or Preferred Stock owned by such Dissenting Stockholder. The Company shall give Cingular (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Cingular, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

            4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be, shall be equitably adjusted to reflect such change.

            4.5. Treatment of Company Options/Other Equity Awards. (a) Immediately prior to the Effective Time, each Company Option then outstanding shall become fully vested and shall be converted into the right to receive, upon the exercise thereof, an amount in cash (without interest) equal to the Common Stock Merger Consideration multiplied by each share of Common Stock subject to the portion of the Company Option so exercised. Each outstanding Company Option so converted shall, immediately following such conversion, be cancelled and the holder thereof shall be entitled to receive, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (x) the total number of shares of Common Stock subject to such Company Option multiplied by (y) the excess, if any, of the amount of the Common Stock Merger Consideration over the exercise price per share of Common Stock under such Company Option (with the aggregate amount of such payment rounded to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment.

            (b) Immediately prior to the Effective Time, each outstanding restricted stock unit (including outstanding restricted stock units resulting from the conversion of performance shares and deferred stock units) shall become fully vested and shall entitle the holder thereof to receive, as soon as practicable thereafter, an amount in cash (without interest) equal to the Common Stock Merger Consideration, subject to any deferral election in effect immediately prior to the Effective Time made by such holder under the Company's deferred compensation plans, less applicable Taxes, if any, required to be withheld with respect to such payment.

            (c) If the Effective Time occurs prior to the date on which awards granted under the Company's performance share program are converted into restricted stock units, such awards shall, subject to Section 6.1(a)(xvii) of the Company Disclosure Letter, be paid to the holders thereof promptly following the Effective Time based upon the satisfaction of the performance goals applicable thereto immediately prior to the Effective Time (as determined by the compensation committee of the Board of Directors of the Company as in effect immediately prior to the Effective Time), and, if less than a full year, annualized for the full year.

            (d) The compensation committee of the Board of Directors of the Company shall make such adjustments and amendments to or make such determinations with respect to the Company Options, restricted stock units and performance share awards to implement the foregoing provisions of this Section 4.5.

            4.6. Treatment of DoCoMo Warrant. At the Effective Time, the warrant to purchase Common Stock issued pursuant to the Warrant Agreement, dated as of December 20, 2000 (the "DoCoMo Warrant Agreement"), by and among the Company, NTT DoCoMo, Inc., a corporation organized under the laws of Japan ("DoCoMo") and AT&T Corp., a New York corporation ("Former Parent") shall only entitle the holder thereof to receive upon exercise thereof and payment of the exercise price in respect thereof, an amount in cash equal to (x) the number of shares of Common Stock as to which the warrant would be exercisable for at the Effective Time multiplied by (y) the Common Stock Merger Consideration. Cingular agrees to honor, and to cause the Surviving Corporation to honor, the obligations of the Company and/or any other party (other than the holder of the Warrant) pursuant to Section 4.3 of the DoCoMo Warrant Agreement.

                                   ARTICLE V

                         Representations and Warranties

            5.1. Representations and Warranties of the Company. Except as set forth in the disclosure letter (subject to Section 9.12(c) of this Agreement) delivered to Cingular by the Company at the time of entering into this Agreement (the "Company Disclosure Letter") or, to the extent the qualifying nature of such disclosure is readily apparent therefrom, as set forth in the Company Reports filed on or after January 1, 2003 and prior to the date hereof (excluding the disclosures in "Additional Factors That May Affect Our Business, Future Operating Results, and Financial Condition" and "Forward-Looking Statements" sections of any such Company Report and any other disclosures included in any such Company Report which are predictive or forward-looking in nature), the Company hereby represents and warrants to Cingular and Merger Sub that:

            (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made available to Cingular prior to the date of this Agreement a true and complete copy of the Company's certificate of incorporation and by-laws, each as amended through the date hereof.

            As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries (it being agreed that, with respect to Cingular, such term shall include Cingular Wireless and its Subsidiaries), (ii) "Material Adverse Effect" means (x) a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) changes or conditions generally affecting the U.S. mobile wireless voice and data industry or (B) changes or conditions generally affecting the U.S. economy or financial markets or (y) an effect that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the transactions contemplated by this Agreement, and (iii) "Affiliate" means, with respect to any Person, another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise (it being agreed that none of DoCoMo or any of its Affiliates (other than the Company and its Subsidiaries) shall be considered an Affiliate of the Company, its Subsidiaries or any of their respective other Affiliates so long as such Persons' ownership interest in the Company does not increase to over 18% of the outstanding shares of Common Stock after the date hereof).

            (b) Capital Structure. (i) The authorized capital stock of the Company consists of 10,000,000,000 shares of Common Stock, of which, as of January 31, 2004, 2,719,301,543 shares are outstanding, and 1,000,000,000 shares of Preferred Stock, par value $.01 per share, of which, as of the date of this Agreement, 207,537 shares of Series C Preferred Stock and 25,428 shares of Series E Preferred Stock are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares reserved for issuance, except that, as of January 31, 2004, there were 230,079,174 shares issuable pursuant to outstanding awards under the Company's Amended and Restated Long Term Incentive Plan and the Company Adjustment Plan (the "Stock Plans"), 41,748,273 shares of Common Stock reserved for issuance pursuant to the DoCoMo Warrant Agreement and 50,000,000 shares of Series A Preferred Stock reserved for issuance pursuant to the Amended and Restated Rights Agreement, dated as of September 1, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, as amended as described in this Agreement (the "Rights Agreement"). A true and complete copy of the Rights Agreement as in effect as of the date of this Agreement has been made available to Cingular. Section 5.1(b) of the Company Disclosure Letter contains a true and complete list as of January 31, 2004 of (I) the number of outstanding options to purchase shares of Common Stock which the Company is obligated to honor, whether through the issuance of shares of Common Stock or otherwise, including those issued under the Stock Plans (each, a "Company Option"), the exercise price of all Company Options and number of shares of Common Stock issuable at such exercise price and (II) the number of outstanding rights, including those issued under the Stock Plans, to receive, or right the value of which is determined by reference to, shares of Common Stock, the date of grant and number of shares of Common Stock subject thereto (including without limitation restricted stock units) (each a "Common Stock Unit"). From January 31, 2004 to the date hereof the Company has not issued any shares of Common Stock except pursuant to the exercise of Company Options and the settlement of Common Stock Units outstanding on January 31, 2004 in accordance with their terms. From January 31, 2004 through the date of this Agreement, neither the Company nor any of its Subsidiaries have granted or issued any Company Options or Common Stock Units. All grants of Common Stock Units and restricted shares were made under the Stock Plans. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any Lien. As of December 31, 2003, the aggregate Liquidation Preference for the Series C

Preferred Stock and Series E Preferred Stock is $291 million and such Liquidation Preference may vary from time to time only in accordance with the certificate of incorporation of the Company in effect on the date of this Agreement. Except as set forth above and pursuant to the Rights Agreement and the Amended and Restated Investor Agreement, dated as of December 20, 2000, and amended as of December 26, 2002, between Former Parent, the Company and DoCoMo (the "DoCoMo Investor Agreement") and the DoCoMo Warrant Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company has made available to Cingular prior to the date of this Agreement true and complete copies of the Rights Agreement, the DoCoMo Investor Agreement and the DoCoMo Warrant Agreement, each as amended.

            (ii) Section 5.1(b) of the Company Disclosure Letter sets forth the name of each Person (other than direct and indirect wholly-owned Subsidiaries) in which the Company or any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business as of the date of this Agreement (in each case other than any such interests that had a carrying value of less than $5 million on the Company's consolidated balance sheet as of September 30, 2003), that Person's jurisdiction of incorporation or organization and the percentage of and kind of interest owned.

            (iii) Other than the rights of DoCoMo pursuant to Section 4.3 of the DoCoMo Investor Agreement, and the rights of DoCoMo pursuant to the DoCoMo Warrant Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock (or options (other than options issued pursuant to Company Compensation and Benefits Plans listed on Section 5.1(h)(i) of the Company Disclosure Letter) to acquire any such capital stock) or other security or equity interest of the Company or its Subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
Section 5.1(b) of the Company Disclosure Letter contains a true and complete list of each Person (other than Subsidiaries of the Company) in which the Company owns, directly or indirectly, any voting interest that may require the filing of a report or notification form by Cingular or any Affiliate of Cingular under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

            (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to adoption of this Agreement by its stockholders by the Company Requisite Vote, and to consummate the Merger. The affirmative vote of a majority of the voting power of all of the outstanding Shares, voting together as one class (with the Common Stock entitled to one vote for each share outstanding, the Series C Preferred Stock entitled to an aggregate of 1,926,069 votes and the Series E Preferred Stock entitled to an aggregate of 251,189 votes, in each case voting only as part of the same class as the Common Stock) (such affirmative vote, the "Company Requisite Vote"), is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated hereby in their capacity as stockholders of the Company. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

            (ii) The Board of Directors of the Company has (A) by the affirmative vote of all directors voting, duly approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby;
(B) received the opinion of its financial advisors, Merrill Lynch & Co., to the effect that (i) the Common Stock Merger Consideration to be received by the holders of Common Stock and (ii) the Preferred Stock Merger Consideration to be received by the holders of the Preferred Stock, pursuant to the Merger is fair from a financial point of view to the holders of the Common Stock and to the holders of the Preferred Stock, respectively, other than Colonial and its Affiliates; (C) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the holders of Shares; (D) resolved to recommend adoption of this Agreement, the Merger and the other transactions contemplated hereby to the holders of Shares (such recommendations being the "Directors' Recommendation"); and (E) directed that this Agreement be submitted to the holders of Shares for their adoption.

            (d) Governmental Filings; No Violations; Certain Contracts, Etc. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) pursuant to Section 1.3; (B) under the HSR Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (C) required to be made with the New York Stock Exchange (the "NYSE"); (D) with or to the Federal Communications Commission (the "FCC"); (E) with or to those state public service or public utility commissions or similar state regulatory bodies ("State Commissions") set forth in Section 5.1(d)(i)(E) of the Company Disclosure Letter and (F) with or to those foreign Governmental Entities regulating competition and telecommunications businesses set forth in Section 5.1(d)(i)(F) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the

Company from, any governmental or regulatory authority, agency, commission, body, court or other governmental entity (each a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries; (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the acceleration of or creation of any obligations or the creation of a lien, charge, pledge, judgment, claim security interest or other encumbrance (each a "Lien") on the assets of the Company or any of its Subsidiaries pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, loan, credit agreement or arrangement or other obligation (each a "Contract") binding upon the Company or any of its Subsidiaries or any Laws or governmental or non-governmental License to which the Company or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any Contracts to which the Company or any of its Subsidiaries is a party (including without limitation any change in pricing, put or call rights, rights of first offer, rights of first refusal, tag-along or drag-along rights or any similar rights or obligations which may be exercised in connection with the Merger and the other transactions contemplated hereby), except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (e) Company Reports; Financial Statements. (i) The Company has made available to Cingular each registration statement, report, proxy statement or information statement prepared by it since December 31, 2002 (the "Audit Date"), including (x) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (y) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003, and September 30, 2003, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC"). The Company has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since January 1, 2002 (the forms, statements, reports and documents filed since January 1, 2002, or those filed subsequent to the date of this Agreement, and as amended, the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards. As of their respective dates (and, if amended, as of the date of such amendment) the Company Reports did not, and any

Company Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            (ii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, the consolidated financial position of the Company or any other entity included therein and their respective Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company or any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

            (iii) The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (y) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. A summary of any of those disclosures made by management to the Company's auditors and audit committee is set forth in Section 5.1(e)(iii) of the Company Disclosure Letter.

            (iv) Since July 30, 2002, (x) through the date hereof, neither the Company nor any of its Subsidiaries nor, to the knowledge of the officers of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and
(y)
no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

            (f) Absence of Certain Changes. Since September 30, 2003 there has not been any Material Adverse Effect or any event, occurrence, discovery or development which would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect and since September 30, 2003 and through the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary course of such businesses and since September 30, 2003 there has not been:

            (i) prior to the date hereof, any merger or consolidation of the Company or any of its Subsidiaries with any other Person;

            (ii) prior to the date hereof, any acquisition of any asset or assets from any other Person outside the ordinary course of business, other than acquisitions for a purchase price not in excess of $25,000,000 in any single transaction or series of related transactions;

            (iii) prior to the date hereof, any incurrence of any material Lien on any asset used in the business of the Company and its Subsidiaries;

            (iv) prior to the date hereof, any making of any loan, advance or capital contribution to, or investment in, any Person other than loans, advances or capital contributions to, or investments in, wholly-owned Subsidiaries of the Company and other than any loans, advances, capital contributions, or investments for an amount not in excess of $15,000,000 in any single transaction or series of related transactions;

            (v) prior to the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or any wholly-owned Subsidiary of the Company and except for dividends or other distributions by non-wholly-owned Subsidiaries of the Company for which the portion of such dividends or distributions not payable to a direct or indirect wholly-owned Subsidiary of the Company did not exceed $10,000,000 in value in the aggregate for all such dividends and distributions), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

            (vi) prior to the date hereof, any incurrence of indebtedness for borrowed money or issuance of any guarantee of indebtedness of another Person by the Company or any of its Subsidiaries, or issuance or sale of any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, in the case of any of the foregoing involving an aggregate principal amount or potential guaranteed amount in excess of $25,000,000;

            (vii) prior to the date hereof, any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by changes in GAAP;

            (viii) prior to the date hereof, (A) any increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law;

            (ix) prior to the date hereof, any sale, lease, license, or other disposition of any of the assets of the Company or its Subsidiaries except for ordinary course sales of mobile telephone equipment to customers of the Company, sales of obsolete assets and sales, leases, licenses or other dispositions for a purchase price or assets with a fair market value not in excess of $25,000,000 in any single transaction or series of related transactions; or

            (x) prior to the date hereof, any agreement to do any of the foregoing.

            (g) Litigation and Liabilities. (i) There are no (A) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries or Affiliates, or (B) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating thereto, pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries or Affiliates before any Governmental Entity, including, without limitation, the FCC, except in the case of either clause (A) or (B), for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company, any of its Subsidiaries or Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (ii) There are no liabilities or obligations of the Company or any Subsidiary of the Company, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances that would reasonably be expected to result in any obligations or liabilities of, the Company or any of its Subsidiaries, other than:

            (A) liabilities or obligations to the extent (a) reflected on the consolidated balance sheet of the Company or (b) readily apparent in the notes thereto, included in the Company's quarterly report on Form 10-Q for the period ended September 30, 2003;

            (B) liabilities or obligations incurred in the ordinary course of business since September 30, 2003;

            (C) performance obligations under Material Contracts required in accordance with their terms, or performance obligations, to the extent required under applicable Law, in each case to the extent arising after the date hereof; or

            (D) liabilities or obligations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            (h) Employee Benefits.


            (i) Each benefit and compensation plan, contract, policy or arrangement maintained, sponsored or contributed to by the Company or any of its Subsidiaries covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and incentive and bonus, deferred compensation, stock purchase, restricted stock, stock option, stock appreciation rights or stock based plans (the "Company Compensation and Benefit Plans"), other than Company Compensation and Benefit Plans maintained outside of the United States primarily for the benefit of Employees working outside of the United States (such plans hereinafter being referred to as "Company Non-U.S. Compensation and Benefit Plans"), that is material is listed in Section 5.1(h)(i) of the Company Disclosure Letter and each such Company Compensation and Benefit Plan which has received a favorable determination letter from the Internal Revenue Service National Office has been separately identified. True and complete copies of each material Company Compensation and Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Letter, including, but not limited to, any trust agreement or insurance contract forming a part of any Company Compensation and Benefit Plans, and all amendments thereto, have been provided or made available to Cingular.

            (ii) All Company Compensation and Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each, a "Multiemployer Plan") and Company Non-U.S. Compensation and Benefit Plans (collectively, the "Company U.S. Compensation and Benefit Plans"), are in substantial compliance with, to the extent applicable, ERISA and, the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and other applicable Laws except for such failures as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Company U.S. Compensation and Benefit Plan which is subject to ERISA (the "ERISA Plans") that is an

"employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Company Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") covering all tax Law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. No Company U.S. Compensation Benefit Plan is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code. As of the date of this Agreement, there is no pending or, to the knowledge of the officers of the Company, threatened litigation relating to the Company U.S. Compensation and Benefit Plans except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Subsidiary has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate maintains or contributes to or has within the past six years maintained or contributed to any Company U.S. Compensation and Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to Pension Benefit Guaranty Corporation Reg. Section 4043.66, has been required to be filed for any Company Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date of this Agreement.

            (iv) All contributions required to be made under each Company Compensation and Benefit Plan as of the date of this Agreement have been timely made and all obligations in respect of each Company Compensation and Benefit Plan have been properly accrued and reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement to the extent required by GAAP. Neither any Company Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of the Company has an outstanding funding waiver. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate of the Company pursuant to Section 401(a)(29) of the Code.

            (v) Neither the Company nor its Subsidiaries have any obligations for retiree health or life benefits under any ERISA Plan or collective bargaining agreement, except as required by Section 4980B of the Code or Section 601 of ERISA. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder other than in respect of claims incurred prior to such amendment or termination.

            (vi) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Compensation and Benefit Plan that would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year, except as required by Law. None of the execution of this Agreement, stockholder approval of this Agreement, receipt of approval or clearance from any one or more Governmental Entities of the Merger or the other transactions contemplated by this Agreement, or the consummation of the Merger and the other transactions contemplated by this Agreement will (A) entitle any employees of the Company or its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Compensation and Benefit Plans; or (C) limit or restrict the right of the Company, or, after the consummation of the transactions contemplated by this Agreement, Cingular, to merge, amend or terminate any of the Company Compensation and Benefit Plans.

            (vii) All Company Non-U.S. Compensation and Benefit Plans are listed in Section 5.1(h)(vii) of the Company Disclosure Letter and comply with applicable local Law except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries have no unfunded liabilities with respect to any such Company Non-U.S. Compensation and Benefit Plan that are not set forth in the consolidated balance sheets included in or incorporated by reference into the Company Reports filed prior to the date hereof, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the date of this Agreement, there is no pending or, to the knowledge of the officers of the Company, threatened material litigation relating to the Company Non-U.S.

Compensation and Benefit Plans, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (viii) The Company estimates that the aggregate contributions to the rabbi trust to be established under the Amended and Restated Senior Officer Severance Plan are not, as of the date of this Agreement, expected to exceed the amount set forth on Section 5.1(h)(viii) of the Company Disclosure Letter, assuming that the Effective Time occurs prior to December 31, 2004.

            (i) Compliance with Laws; Licenses. (i) The businesses of each of the Company and its Subsidiaries have not been conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries each has all governmental permits, licenses, franchises, variances, exemptions, orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity ("Licenses") necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (the "Material Licenses").

            (ii) Section 5.1(i)(ii) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (A) all Material Licenses and, to the extent not otherwise constituting Material Licenses, all Licenses issued or granted to the Company or any of its Subsidiaries by the FCC ("FCC Licenses") (other than point to point microwave licenses), all Licenses issued or granted to the Company or any of its Subsidiaries by State Commissions regulating telecommunications businesses ("State Licenses"), and all Licenses issued or granted to the Company or any of its Subsidiaries by foreign Governmental Entities regulating telecommunications businesses (together with the Material Licenses, FCC Licenses and State Licenses, the "Company Licenses");
(B) all pending applications for Licenses that would be Company Licenses if issued or granted; and (C) all pending applications by the Company or any of its Subsidiaries for modification, extension or renewal or any Company License. Each of the Company and its Subsidiaries is in compliance with its obligations under each of the FCC Licenses and the rules and regulations of the FCC, and with its obligations under each of the Licenses and State Licenses, in each case except for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is not pending or, to the knowledge of the officers of the Company, threatened before the FCC, the Federal Aviation Administration (the "FAA") or any other

Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of its Subsidiaries relating to any of the Company Licenses, in each case, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The FCC actions granting all FCC Licenses, together with all underlying construction permits, have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the knowledge of the officers of the Company, threatened, any application, petition, objection or other pleading with the FCC, the FAA or any other Governmental Entity which challenges or questions the validity of or any rights of the holder under any such License, in each case, except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (iii) All of the cell sites and microwave paths of the Company and its Subsidiaries in respect of which a filing with the FCC or the FAA was required have been constructed and are currently operated in all respects as represented to the FCC or the FAA in currently effective filings, and modifications to such cell sites and microwave paths have been preceded by the submission to the FCC or the FAA of all required filings, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (iv) All transmission towers located on property owned or leased by the Company and its Subsidiaries are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA (the "FAA Rules") (except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). Appropriate notification to the FAA has been made for each transmission tower located on property owned or leased by the Company and its Subsidiaries, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (j) Material Contracts. (i) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:


            (A) any lease of real or personal property providing for annual payments of $5,000,000 or more;

            (B) any Contract or series of related Contracts for the purchase of materials, supplies, goods, services, equipment or other assets (other than any Contract (I) that is terminable without any payment or penalty on not more than 90 days notice by the Company or its Subsidiaries or (II) that is otherwise terminable by the Company or its Subsidiaries without payment or penalty on or prior to December 31, 2004, (and thereafter, if not so terminated, is terminable as specified in Clause (I) (either of the foregoing, a "Terminable Contract")) that provides for or is reasonably likely to require either (x) annual payments by the Company and its Subsidiaries of $50,000,000 or more or (y) aggregate payments by the Company and its Subsidiaries of $100,000,000 or more;

            (C) any agency, dealer, reseller or other similar Contract that is not a Terminable Contract, other than any such Contract (x) that is in all material respects similar to the relevant form of such agreement furnished to Cingular prior to the date of this Agreement or (y) providing for or that is reasonably likely to require either (I) annual payments to or from the Company and its Subsidiaries of $25,000,000 or less or (II) aggregate payments to or from the Company and its Subsidiaries of $50,000,000 or less;

            (D) any Contract (other than a Terminable Contract) that contains
      (x) any commitment by the Company or its Subsidiaries to provide wireless service coverage in a particular geographic area, build out tower sites in a particular geographic area, or (y) use or pay for a specified minimum number of minutes and that involved payments by the Company and its Subsidiaries in excess of $10,000,000 in the year ended December 31, 2003 and;

            (E) any interconnect or other similar Contract that is not a Terminable Contract, other than any such Contract (x) that is in all material respects similar to the relevant form of such agreement furnished to Cingular prior to the date of this Agreement or (y) providing for or that is reasonably likely to require either (I) annual payments to or from the Company and its Subsidiaries of $25,000,000 or less or (II) aggregate payments to or from the Company and its Subsidiaries of $50,000,000 or less;

            (F) any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company owns more than a 15% voting or economic interest (in each case other than any such interests that had a carrying value of less than $10,000,000 on the Company's consolidated balance sheet as of September 30, 2003 unless pursuant to such Contract the Company and its Subsidiaries have a future funding obligation reasonably likely to require funding of $2,500,000 or more in the aggregate);

            (G) any Contract (other than among direct or indirect wholly-owned Subsidiaries of the Company) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) each in excess of $100,000,000;

            (H) any management agreement relating to the management of any wireless telephone system offering service in the top 100 Metropolitan Statistical Areas in the United States of America;

            (I) any Contract with Former Parent or any of its Subsidiaries;

            (J) any Contract with DoCoMo or any of its Subsidiaries;

            (K) any Contract required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

            (L) any non-competition Contract or other Contract that purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after giving effect to the Merger, Cingular or its Affiliates) may engage or services the Company or its Subsidiaries may provide, or locations in which any of them may engage in any business or provide any service or which restricts the ability of the Company or its Subsidiaries (or, after giving effect to the Merger, Cingular or its Affiliates), to purchase any securities or other assets, in each case in the United States and excluding any limitations on scope or territory of use that may be set forth in agreements with respect to Intellectual Property; and

            (M) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, (i) any wireless spectrum or (ii) any equity interests of any Person or other assets that have a fair market value or purchase price of at least $10,000,000 (the Contracts described in clauses (A) - (M) together with all exhibits and schedules to such Contracts being the "Material Contracts").

            (ii) A true and complete copy of each Material Contract has previously been made available to Cingular (except to the extent prevented by applicable confidentiality provisions (the "Restricted Contracts")). In the case of Restricted Contracts, other aggregate disclosure arrangements have been made by the Company to Cingular in order to provide Cingular with accurate and adequate information with respect to all such Restricted Contracts in the aggregate in order to allow Cingular to evaluate the financial and operational impact of such Contracts after giving effect to the Merger. Each Material Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the officers of the Company, any other party thereto is in default or breach in any respect under the terms of any such Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Restricted Contract has been identified in the Company Disclosure Letter by an asterisk.

            (iii) As of the date hereof, the Company and its Subsidiaries have complied in all material respects with all their respective obligations under the DoCoMo Investor Agreement and the DoCoMo Warrant Agreement and neither DoCoMo nor any of its Affiliates has required, and neither DoCoMo nor any of its Affiliates has any right to require, the Company to repurchase all or any portion of the capital stock or warrants of the Company owned by DoCoMo or any of its Affiliates or (other than customary directors fees and immaterial commercial arrangements) otherwise make any payment to DoCoMo or any of its Affiliates. The Board of Directors of the Company has not taken, nor has any committee of the Board of Directors of the Company taken, any actions to require or approve a change in the Company's use of W-CDMA technology as the primary standard for its delivery of wireless services based on 3G technology. From and after the Effective Time, DoCoMo will have no rights under the DoCoMo Warrant Agreement other than the rights set forth in Section 4.6 of this Agreement.

            (k) Real Property. (i) Except in any such case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the real property owned by the Company or its Subsidiaries, the Company or one of its Subsidiaries, as applicable, has good and marketable title to the parcel of real property, free and clear of any Lien.

            (ii) With respect to the real property leased or subleased to the Company or its Subsidiaries, (A) the lease or sublease for such property is legal, valid, binding, enforceable, and in full force and effect and none of the Company nor any of its Subsidiaries is in breach or default of such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder and (B) no third party has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) any provision thereof, except in each case, for such illegality, invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (l) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in the Company's certificate of incorporation and by-laws is, or at the Effective Time will be, applicable to the Shares, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken or caused to be taken all action so that Cingular will not be prohibited from entering into a "business combination" with the Company or any of its Affiliates as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby.

            (m) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance;
(iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any

Hazardous Substance during or prior to such period of ownership or operation;
(iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on property of any third party; (v) there has been no release or threat of release of any Hazardous Substance at, on, under or migrating to or from any properties currently owned or operated by the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information from any Governmental Entity or other third party indicating that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or otherwise relating to any Hazardous Substances; and (viii) there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (A) that may interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws, or (B) that may give rise to any liability or other obligation under any Environmental Laws.

            As used herein, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law, agency requirement or applicable judicial or administrative decision, order or decree relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, indoor air, employee exposure, electromagnetic frequency emissions, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

            As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; and (B) any other substance which is the subject of regulatory action by any Government Entity in connection with any Environmental Law, including petroleum products and asbestos.

            (n) Taxes. Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (i) the Company and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects; (ii) the Company and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for which adequate reserves are reflected, in accordance with GAAP, in the financial statements contained in the Company Reports filed on or prior to the date of this Agreement as that reserve may be adjusted for operations of the Company and its Subsidiaries after the date of this Agreement in accordance with past practice of the Company and its Subsidiaries; (iii) the Company and each of its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, and all deficiencies asserted or assessments made as a result of such examinations have been paid in full, settled, or adequately provided for, in accordance with GAAP, in the financial statements contained in the Company Reports filed on or prior to the date of this Agreement; (v) as of the date of this Agreement, there are not pending or, to the knowledge of the officers of the Company threatened in writing, any audits examinations, investigations or other proceedings in respect of Taxes or Tax matters; (vi) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) none of the Company or any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; (viii) other than the distribution of the stock of the Company by Former Parent none of the Company or any of its Subsidiaries has been a distributing corporation or controlled corporation with respect to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied; and (ix) to the knowledge of the officers of the Company, (x) the distribution by Former Parent in July 2001 of all of the capital stock of the Company (and any distributions by any Subsidiaries of the Company related thereto) qualified as a reorganization under Section 368(a)(1)(D) and Section 355 of the Code, and (y) neither the Company, any Affiliate of the Company, nor any other Person has taken or failed to take any action that would reasonably be expected to cause
(A) any such distributions not to qualify as reorganizations or (B) any stock or securities of the Company to not be treated as "qualified property" for the purposes of Section 361(c)(2) of the Code. The Company has made available to Cingular true and correct copies of the U.S. Federal, and material state and local income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2002 and 2001. The Company has made available to Cingular all material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings that have been entered into or issued after July 9, 2001, or that relate to the distribution by Former Parent of the capital stock of the Company in July 2001 by any Taxing authority with respect to the Company or any of its Subsidiaries.

            As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

            (o) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is subject to a dispute, strike or work stoppage except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the officers of the Company, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries, except for those the formation of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (p) Intellectual Property. (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Owned Intellectual Property, Contract for Intellectual Property or Contract for IT Assets has lapsed, expired or been abandoned or cancelled, or is subject to any pending, or to the knowledge of the officers of the Company threatened, opposition, cancellation, interference, public protest, domain name dispute or other proceeding and no such item, requires within six months immediately following the date of this Agreement that any material maintenance fee be paid to Former Parent, or that an affidavit of use or renewal be filed as it relates to the Company's registered marks, or that a patent application be timely filed to avoid a rejection under 35 U.S.C. Section 102(b), or that any other material action required to maintain or preserve such item be taken. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) all Owned Intellectual Property is valid, subsisting and enforceable, (y) no Owned Intellectual Property is subject to any outstanding order, judgment or decree adversely affecting the use thereof or rights thereto, and (z) the Company is the exclusive owner or joint owner of all Owned Intellectual Property free of any Lien. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the officers of the Company, the Licensed-In Intellectual Property is valid, subsisting and enforceable, and no Licensed-In Intellectual Property is subject to any outstanding order, judgment or decree adversely affecting the Company's use thereof or its rights thereto.

            (ii) The conduct of the business as currently conducted by the Company and its Subsidiaries and for the three year period immediately preceding the date of this Agreement does not and did not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person, except for such infringements, misappropriations or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except matters resolved prior to September 30, 2003. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except matters resolved prior to September 30, 2003, there is no claim asserted, or to the knowledge of the officers of the Company threatened or any basis for threatening, against the Company or any indemnitee of the Company concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Owned Intellectual Property, Licensed-In Intellectual Property or IT Assets.

            (iii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by the Company of the transactions contemplated by this Agreement will not alter, impair, diminish or result in the loss of any rights or interests of the Company in any Owned Intellectual Property, Licensed-In Intellectual Property, or any IT Assets.

            As used herein,

            (1) "Computer Software" means all computer software and databases (including without limitation source code, object code and all related documentation).

            (2) "Intellectual Property" means, collectively, all United States and foreign (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) trade secrets and confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (v) moral rights, rights of publicity and rights of privacy; and (vi) all other intellectual property or proprietary rights.

            (3) "IT Assets" means ownership license rights for use of the computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements, and associated documentation, in each case, which are necessary for the operation of the business of the Company or any of its Subsidiaries as currently conducted.

            (4) "Licensed-In Intellectual Property" means the Intellectual Property which is licensed to or otherwise made available for use by the Company or any of its Subsidiaries pursuant to any Contracts for Intellectual Property.

            (5) "Owned Intellectual Property" means the Intellectual Property owned by the Company or any of its Subsidiaries, including any such Intellectual Property created by the Company or any of its Subsidiaries, employees or contractors and excluding any Licensed-In Intellectual Property.

            (q) Rights Agreement. (i) The Board of Directors of the Company has taken all necessary action to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

            (ii) The Company has taken all necessary action with respect to all of the outstanding Rights so that (A) none of Cingular or any of its Associates or Affiliates (each as defined in the Rights Agreement) shall be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not occur and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the shares of Common Stock, as a result of Cingular's entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby;
(B) neither the Company, nor Cingular will have any obligations under the Rights or the Rights Agreement from and after immediately prior to the Effective Time;
(C) the holders of the Rights will have no rights under the Rights or the Rights Agreement in connection with the transactions contemplated by this Agreement; and (D) as of immediately prior to the Effective Time, the Rights will expire.

            (r) Affiliate Transactions. As of the date hereof, there are no transactions, arrangements or Contracts between the Company and its Subsidiaries, on the one hand, and the Company's Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

            (s) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Merrill Lynch & Co. as its financial advisor, the arrangements with which have been disclosed to Cingular prior to the date of this Agreement.

            5.2. Representations and Warranties of Cingular and Merger Sub. Except as set forth in the disclosure letter delivered to the Company by Cingular on or prior to entering into this Agreement (the "Cingular Disclosure Letter"), Cingular and Merger Sub hereby represent and warrant to the Company that:

            (a) Organization, Good Standing and Qualification. Each of Cingular and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Cingular, Cingular Wireless or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "Cingular Material Adverse Effect"). Cingular has made available to the Company a complete and correct copy of Cingular's certificate of incorporation and by-laws, each as in effect on the date of this Agreement.

            (b) Corporate Authority. Each of Cingular, Cingular Wireless and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Cingular and Merger Sub, enforceable against each of Cingular, Cingular Wireless and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (c) Governmental Filings; No Violations; Etc. (i) Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) pursuant to Section 1.3; (B) under the HSR Act and the Exchange Act; (C) required to be made with the NYSE; (D) with or to the FCC; (E) with or to the State Commissions set forth in Section 5.2(c)(i)(E) of the Cingular Disclosure Letter; and (F) with or to those foreign Governmental Entities regulating competition and telecommunications businesses set forth in
Section 5.2(c)(i)(F) of the Cingular Disclosure Letter, no notices, reports or other filings are required to be made by Cingular or Cingular Wireless with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Cingular or Merger Sub from, any Governmental Entity by reason of the operation of the businesses of Cingular and its Subsidiaries, in connection with the execution and delivery of this Agreement by Cingular and the consummation by Cingular, Cingular Wireless and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (ii) The execution, delivery and performance of this Agreement by Cingular, Cingular Wireless and Merger Sub do not, and the consummation by Cingular and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Cingular or Merger Sub; (B) with or without notice, lapse of time or both a breach or violation of, a termination (or right of termination) or a default under, the acceleration of any obligations or the creation of a Lien on the assets of Cingular or any of its Subsidiaries pursuant to, any Contracts binding upon Cingular or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which Cingular or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (d) Litigation. As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Cingular, threatened against Cingular or Cingular Wireless that seek to enjoin, or would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect. There are no (A) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Cingular, threatened against Cingular or any of its Subsidiaries or Affiliates, or (B) litigations, arbitrations, investigations or other proceedings, or injunctions or final judgments relating thereto, pending or, to the knowledge of the officers of Cingular, threatened against Cingular or any of its Subsidiaries or Affiliates before any Governmental Entity, including, without limitation, the FCC, except in the case of either clause (A) or (B), for those that would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (e) SEC Filings. (i) Cingular Wireless has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since January 1, 2002 (the forms, statements, reports and documents filed or furnished since January 1, 2002, or those filed or furnished subsequent to the date of this Agreement, and as amended, the "Cingular Wireless Reports"), except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect. The Cingular LLC Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and complied in all material respects in accordance with the then applicable accounting standards, except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect. As of their respective dates (and, if amended, as of the date of such amendment) the Cingular Wireless Reports did not, and any Cingular Wireless Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (ii) Except as would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect, each of the consolidated balance sheets included in or incorporated by reference into the Cingular Wireless Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, the consolidated financial position of Cingular Wireless or any other entity included therein and their respective Subsidiaries, as of its date and each of the consolidated statements of cash flows and of changes in members' capital included in or incorporated by reference into the Cingular Wireless Reports (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Cingular Wireless or any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (f) Compliance with Laws. The businesses of each of Cingular and its Subsidiaries have not been conducted in violation of any Laws, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect. There is no pending, or to the knowledge of the officers of Cingular, threatened investigation or review of Cingular or any of its Subsidiaries or Affiliates by any Governmental Entity except for any of the foregoing that individually or in the aggregate, would not reasonably be expected to have a Cingular Material Adverse Effect. Cingular and its Subsidiaries each have all Licenses necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Cingular Material Adverse Effect.

            (g) Available Funds. Cingular and Merger Sub have available to them, or, as of the Effective Time will have available to them, all funds necessary for the payment of the Merger Consideration and have funds available to them to satisfy all of their obligations under this Agreement which are required to be complied with prior to the Closing.

            (h) Capitalization of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Cingular or a direct or indirect wholly-owned Subsidiary of Cingular. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

            5.3. Representations and Warranties of SBC and BellSouth. Except in each case (except paragraphs (g) and (h) of this Section 5.3) as would not reasonably be expected to prevent or materially delay or materially impair its ability or the ability of Cingular or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "Parental Material Adverse Effect"), each of SBC and BellSouth hereby severally represents and warrants with respect to itself to the Company that:

           (a) Organization, Good Standing and Qualification. It is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

           (b) Corporate Authority. It has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. Sections 5.3, 6.1(b), 6.5(b) and Article IX of this Agreement are valid and binding agreements of each of SBC and BellSouth, enforceable against SBC and BellSouth, respectively, in accordance with their terms, subject to the Bankruptcy and Equity Exception.

           (c) No Violations. The execution, delivery and performance of this Agreement by it do not constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws; (B) with or without notice, lapse of time or both a breach or violation of, a termination (or right of termination) or a default under, the acceleration of any obligations or the creation of a Lien on its assets or any of its Subsidiaries pursuant to any Contracts binding upon it or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any of such Contracts.

           (d) Governmental Filings. Other than the reports, filings, registrations, consents, approvals, permits, authorizations and/or notices (A) under the HSR Act; (B) with or to the FCC; (C) with or to the State Commissions set forth in Section 5.3(d)(C) of the Cingular Disclosure Letter; and (D) with or to those foreign Governmental Entities regulating competition and telecommunications businesses set forth in Section 5.3(d)(D) of the Cingular Disclosure Letter, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Entity by reason of the operation of the businesses of SBC, BellSouth and their respective Subsidiaries, in connection with the execution and delivery of this Agreement by it or Cingular and the consummation by it, Cingular and Merger Sub of the Merger and the other transactions contemplated hereby.

           (e) SEC Filings. (i) The Applicable Parent Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards. As of their respective dates (and, if amended, as of the date of such amendment) the Applicable Parent Reports did not, and any Applicable Parent Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. For purposes of this Agreement, the term "Applicable Parent Reports" shall mean all forms, statements, reports and documents filed by BellSouth and SBC with the SEC since January 1, 2003, or those filed subsequent to the date of this Agreement, and as amended.

           (iI) Each of the consolidated balance sheets included in or incorporated by reference into the Applicable Parent Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, its consolidated financial position and the consolidated financial position of any other entity included therein and their respective Subsidiaries, as of its date and each of the consolidated statements of cash flows and of changes in shareholders' equity included in or incorporated by reference into the Applicable Parent Reports (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, its results of operations, retained earnings and changes in financial position, as the case may be, and the results of operations, retained earnings and changes in financial position, as the case may be, of any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

           (f) Compliance with Laws. The businesses of it and its Subsidiaries have not been conducted in violation of any Laws.

           (g) Available Funds. It has available to it, or, as of the Effective Time, will have available to it, all funds necessary for the payment of its Specified Interest of the Merger Consideration.

           (h) Other Agreements. It has disclosed to the Company any agreement between it and/or Cingular and, in the case of SBC, BellSouth, and in the case of BellSouth, SBC, in each case which relate to the Merger or the transactions contemplated hereby and which, individually or in the aggregate, would reasonably be expected to have a Parental Material Adverse Effect.

                                   ARTICLE VI

                                    Covenants

           6.1. Interim Operations. (a) Without limiting the Company's obligations under Section 6.5 of this Agreement, except as set forth in the corresponding section of the Company Disclosure Letter or otherwise as expressly contemplated hereby, the Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the Effective Time (unless Cingular shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed), the business of it and its Subsidiaries shall be conducted in the ordinary course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of the Company and its Subsidiaries. Without limiting the Company's obligations under Section 6.5 of this Agreement and without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, the Company will not and will not permit its Subsidiaries to (unless Cingular shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed):

           (i) adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments;

           (ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly-owned Subsidiaries of the Company that are not obligors or guarantors of third party indebtedness;

           (iii) acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $50,000,000, other than acquisitions pursuant to Contracts to the extent in effect immediately prior to the execution of this Agreement and set forth in
Section 6.1(a)(iii) of the Company Disclosure Letter or as otherwise set forth in Section 6.1(a)(iii) of the Company Disclosure Letter;

           (iv) other than pursuant to Contracts to the extent in effect as of immediately prior to the execution of this Agreement and set forth in Section 6.1(a)(iv) of the Company Disclosure Letter, and other than the issuance of shares of Common Stock upon the exercise of outstanding Company Options and pursuant to other equity-based awards granted under the Stock Plans and shares under the Company's 401(k) plan and the deferred compensation plans, in each case, in accordance with their terms, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

           (v) other than in connection with existing receivables facilities and securitizations and renewals thereof in the ordinary course of business, create or incur any Lien on assets of the Company or any of its Subsidiaries that is material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

           (vi) other than acquisitions pursuant to Contracts to the extent in effect as of immediately prior to the execution of this Agreement and set forth in Section 6.1(a)(vi) of the Company Disclosure Letter, make any loan, advance or capital contribution to or investment in any Person (other than a wholly-owned Subsidiary of the Company) in excess of $25,000,000 in the aggregate;

           (vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary of the Company to the Company or to any other direct or indirect wholly-owned Subsidiary of the Company and periodic dividends and other periodic distributions by non-wholly-owned Subsidiaries consistent with past practices) or enter into any agreement with respect to the voting of its capital stock;

           (viii) other than the redemption of the Series C Preferred Stock or the Series E Preferred Stock in accordance with the Company's certificate of incorporation, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any share of its capital stock;

           (ix) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business not to exceed $50,000,000 in the aggregate, (B) indebtedness for borrowed money in replacement of existing indebtedness for borrowed money on customary commercial terms, (C) guarantees incurred in compliance with this Section 6.1(a) by the Company of indebtedness of wholly-owned Subsidiaries of the Company or (D) interest rate swaps on customary commercial terms, consistent with past practices and not to exceed $750,000,000 of notional debt in the aggregate;

           (x) except as set forth in Section 6.1(a)(x) of the Company Disclosure Letter, make or authorize any capital expenditure;

           (xi) enter into any Material Contract that would have been a Material Contact as described in clauses (J), (L) or (M) of Section 5.1(j)(i) had it been entered into prior to the execution of this Agreement, and other than in the ordinary course of business, enter into any other Material Contract that would have been a Material Contract as described in Section 5.1(j)(i) (other than as described in clauses (J), (L) or (M)) had it been entered into prior to the execution of this Agreement;

           (xii) make any changes with respect to accounting policies or procedures, except as required by changes in GAAP or by Law or except as the Company, based on the advice of its independent auditors and after consultation with Cingular, determines in good faith is advisable to conform to best accounting practices;

           (xiii) settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount in excess of $10,000,000 or which would be reasonably likely to have any adverse impact on the operations of the Company or any of its Subsidiaries or on any current or future litigation or other proceeding of the Company or any of its Subsidiaries; provided, that any litigation or other proceeding with respect to an item relating to Taxes may be settled for an amount that is not in excess of the amount reserved or accrued for such item on the most recent balance sheet contained in the Company Reports filed prior to the date of this Agreement (which reserve and accrual information shall be furnished by the Company to Cingular upon Cingular's request);

           (xiv) other than in the ordinary course of business, amend or modify in any material respect, or terminate or waive any material right or benefit under any Material Contract;

           (xv) except as required by Law, make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or adopt any material method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods. Notwithstanding the foregoing, the Company shall consult with Cingular and its Representatives prior to claiming any depreciation allowance under Section 168(k) of the Code;

           (xvi) sell, lease, license, or otherwise dispose of any assets of the Company or its Subsidiaries except for ordinary course sales of mobile telephone equipment to customers of the Company, services provided in the ordinary course of business or obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $25,000,000 in the aggregate, other than pursuant to Contracts in effect prior to the execution of this Agreement and set forth in Section 6.1(a)(iii) of the Company Disclosure Letter or as otherwise set forth in Section 6.1(a)(iii) of the Company Disclosure Letter and other than any dispositions of assets to the extent used as consideration for acquisitions that are permitted pursuant to Section 6.1(a)(iii);

           (xvii) except as required pursuant to existing written, binding agreements in effect prior to the execution of this Agreement, as otherwise required by Law, or in the ordinary course of business consistent with past practice (which with respect to annual bonus plans and performance share awards is set forth in Section 6.1(a)(xvii) of the Company Disclosure Letter), (i) enter into any commitment to provide any severance or termination benefits to (or amend any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) increase the benefits payable under any existing severance or termination benefit policy or employment agreement (other than as required to be increased pursuant to the existing terms of any such policy or agreement), (iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer of the Company or any of its Subsidiaries other than for new hires, (iv) establish, adopt, amend, terminate or make any new awards under any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries (v) increase the compensation, bonus or other benefits payable to any director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries, or (vi) amend the terms of any outstanding Company Option or other equity-based award; provided, that the Company shall in no event take any action to amend its severance plans, except as required by applicable Law;

           (xviii) fail to initiate appropriate steps to renew any material FCC Licenses held by the Company or its Subsidiaries that are scheduled to terminate prior to or within 60 days after the Effective Time;

           (xix) engage in the conduct of any business requiring the receipt or transfer of a License issued by a Governmental Entity other than engaging in the mobile wireless voice and data business in the U.S. and activities incident thereto, other than any other current lines of business and geographic locations of the Company or any of its Subsidiaries and other than as expressly permitted by Section 6.1(a)(iii) of the Company Disclosure Letter;

           (xx) except as otherwise permitted hereby with respect to employees, enter into any material Contract with or engage in any material transaction with DoCoMo or any other Affiliate of the Company;

           (xxi) adopt a technology platform other than existing technologies, (including analog, TDMA, EDGE, GSM and GPRS), HSDPA or UMTS and W-CDMA (including in each case the standards set forth on Section 6.1(a)(xxi) of the Company Disclosure Letter);

           (xxii) amend, modify or waive any provision under the Rights Agreement; and

           (xxiii) agree or commit to do any of the foregoing.

           (b) Each of SBC and BellSouth will cause Cingular and Cingular Wireless to take all action necessary to consummate the transactions contemplated by this Agreement subject to the terms and conditions hereof. Neither SBC nor BellSouth will take or permit any of its Subsidiaries to take any action that at the time of taking such action is reasonably likely to prevent the consummation of the Merger. Except as set forth in the corresponding section of the disclosure letter delivered by SBC to the Company at the time of entering into this Agreement (the "SBC Disclosure Letter"), neither SBC nor BellSouth shall, and each shall cause its Subsidiaries not to, prior to the Termination Date, (i) enter into any definitive agreement for the acquisition of any business or Person which provides commercial mobile wireless voice and data services offered to the public utilizing frequencies and spectrum licensed by the FCC, other than the provision of such services in de minimis amounts or (ii) take any action which would, at the time the action is taken, reasonably be expected to materially interfere with its ability to make available to Cingular or the Paying Agent as of the Effective Time funds sufficient for its Specified Interest of the Merger Consideration. Each of SBC and BellSouth will, subject to the terms and conditions of this Agreement, make available to Cingular or the Paying Agent its Specified Interest of the Merger Consideration.

           6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant ("Representatives") retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to
(a) a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, (b) any purchase of an equity interest representing an amount equal to or greater than a 15% voting or economic interest in the Company or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of the Company and its Subsidiaries taken as a whole, (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal; provided, however, that if such disclosure has the effect of withdrawing, modifying or qualifying the Directors' Recommendation in a manner adverse to Cingular or the approval of this Agreement by the Board of Directors of the Company, Cingular shall have the right to terminate this Agreement to the extent set forth in Section 8.4(a) of this Agreement; and (ii) at any time prior to, but not after, the time this Agreement is adopted by the Company Requisite Vote, (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement (other than standstill provisions) on customary terms; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from such Person an executed confidentiality agreement (other than standstill provisions) on customary terms; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law, (y) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside counsel) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the Person making the proposal, and if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement taking into account any change in proposal proposed by Cingular; or (z) in the case of clause (C), Cingular shall have had written notice of the Company's intention to take the action referred to in clause (C) at least three business days prior to the taking of such action by the Company; provided, that any more favorable Acquisition Proposal referred to in clause (B) or (C) above must involve 50% rather than the 15% used in the definition of Acquisition Proposal (any such more favorable Acquisition Proposal is referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.2 of the obligations undertaken in this Section 6.2. The Company agrees that it will notify Cingular promptly, but in any event within 48 hours if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Cingular informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such proposals or offers, including whether any such proposal has been withdrawn or rejected. The Company also agrees to provide any information to Cingular that it is providing to another Person pursuant to this Section 6.2 at substantially the same time it provides it to such other Person and that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with the Company to return all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of it or any of its Subsidiaries. The Company agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its Affiliates or their respective Representatives with respect to the consideration or making of any Acquisition Proposal. Notwithstanding anything in this Section 6.2 to the contrary, any actions taken by DoCoMo that are not in cooperation with the Company or its Subsidiaries or their respective Representatives (except as otherwise permitted by this Agreement) shall not constitute a breach of this Section 6.2.

           6.3. Information Supplied. The Company agrees, as to itself and its Subsidiaries, that (i) the proxy statement of the Company (the "Proxy Statement") and any amendment or supplement thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing to stockholders or at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

           6.4. Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as possible after the execution of this Agreement to consider and vote upon the adoption of this Agreement. Subject to its fiduciary duties under applicable Law, the Board of Directors of the Company shall make the Directors' Recommendation, the Directors' Recommendation shall be included in the Proxy Statement and the Board of Directors of the Company shall take all lawful action to solicit the adoption of this Agreement by the holders of Shares. In the event that subsequent to the date of this Agreement, the Board of Directors of the Company determines after consultation with outside counsel that its fiduciary duties under applicable Law require it to withdraw, modify or qualify the Directors' Recommendation in a manner adverse to Cingular, the Board of Directors of the Company may so withdraw, modify or qualify the Directors' Recommendation, however, unless this Agreement is theretofore terminated, the Company shall nevertheless submit this Agreement to the holders of the Shares for adoption at the Stockholders Meeting.

           6.5. Filings; Other Actions; Notification. (a) The Company shall use its reasonable best efforts to prepare and file, as promptly as practicable after the date of this Agreement, the Proxy Statement with the SEC and shall promptly notify Cingular of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Cingular copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Cingular shall each use its best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

           (b) The Company, Cingular and Cingular Wireless shall cooperate with each other and use, and shall cause their respective Subsidiaries to use, their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including by filing no later than 30 days after the date of this Agreement all applications required to be filed with the FCC and the notification and required form under the HSR Act; provided, however, that the failure to file within 30 days will not constitute a breach of this Agreement) and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. BellSouth and SBC agree to use, to cause their Subsidiaries to use and to cause Cingular, Cingular Wireless and their respective Subsidiaries to use, their reasonable best efforts to take or cause to be taken such actions as Governmental Entities may require with respect to their respective businesses in order to assist Cingular, Cingular Wireless and their respective Subsidiaries in obtaining all necessary Governmental Consents. Nothing in this Agreement shall require, or be construed to require, Cingular, Cingular Wireless, BellSouth, SBC or their respective Subsidiaries to take any action or enter into any agreement with respect to any of its assets, business or operations (the sum of the aggregate positive and negative economic effects of all such actions and agreements on the value of the assets, business or operations of the combined Cingular, the Company, and their respective Subsidiaries (excluding synergies anticipated to be realized by SBC, BellSouth, Cingular or their respective Subsidiaries from the Merger) and on the value of the assets, business or operations of BellSouth, SBC or their respective Subsidiaries, as applicable, as of the date of any determination being referred to herein as the "Net Effects"), that would, individually or in the aggregate, reasonably be expected to result in the aggregate negative Net Effects being more than the Material Adverse Amount (as defined in Section 6.5(b) of the Cingular Disclosure Letter (a "Material Adverse Condition")). For purposes of calculating Net Effects with respect to the sale of a market or spectrum it is agreed that (i) the Net Effects of the sale of a market owned by any of the Company, Cingular or Cingular Wireless will be an amount equal to the Per Subscriber Amount (as defined in Section 6.5 of the Cingular Disclosure Letter) multiplied by the number of subscribers in the system and operations in such market proposed by Cingular, in good faith, to be sold, and (ii) the Net Effects of the sale of spectrum-only shall be $0.50 per MHz POP. Subject to applicable Laws relating to the sharing of information, Cingular and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Cingular or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing right, each of the Company and Cingular shall act reasonably and as promptly as practicable. None of the Company, Cingular, Cingular Wireless, BellSouth or SBC shall agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other parties reasonably in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate.

           (c) The Company and Cingular each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Cingular, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

           (d) Subject to applicable Law and the instructions of any Governmental Entity, the Company and Cingular each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Cingular or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Cingular of any change, fact or condition, that is reasonably likely to result in a Material Adverse Effect or of any failure of any condition to Cingular's obligations to effect the Merger, and Cingular shall give prompt notice to the Company of any change, fact or condition, that is reasonably likely to result in a failure of any condition to the Company's obligations to effect the Merger.

           (e) Cingular's obligations under this Section 6.5 shall include, without limitation, the obligation to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the consummation of the Merger or the other transactions contemplated hereby, including, except to the extent it would reasonably be expected to result in a Material Adverse Condition, seeking to have any stay or other injunctive relief which would prevent or materially delay or impair the consummation of the transactions contemplated by this Agreement entered by any court or other Governmental Entity reversed on appeal or vacated consistent with its other obligations under this
Section 6.5.

           6.6. Access. (a) Subject to applicable Laws relating to the sharing of information, upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall, and shall cause its Subsidiaries to, afford Cingular's, its stockholders and its other Affiliates' officers, employees, counsel, accountants and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Cingular all information concerning its business, properties and personnel as may reasonably be requested; provided, that no investigation pursuant to this
Section 6.6(a) shall affect or be deemed to modify any representation or warranty made by the Company, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. At the request of Cingular, throughout the period prior to the Effective Time, the Company shall use its reasonable best efforts to obtain waivers from Persons who are parties to Contracts with the Company or its Subsidiaries that contain confidentiality provisions in order for Cingular to be provided reasonable access to such Contracts.

           (b) The Company shall make available to Cingular and its Representatives for inspection the consolidated U.S. Federal Income Tax Returns required to be prepared by the Company from and after the date of this Agreement. The Company shall make such Tax Returns available to Cingular at least 21 days prior to the due date for filing such Tax Returns.

           6.7. Consent/Tender Offers. With respect to the indebtedness of the Company or its Subsidiaries specified in Section 6.7 of the Company Disclosure Letter (the "Specified Indebtedness"), at the request of Cingular, the Company shall, with respect to the Specified Indebtedness issued by it, and cause it Subsidiaries to, with respect to the Specified Indebtedness issued by such Subsidiary, use its reasonable best efforts to commence consent solicitations or issuer tender offers with respect to the Specified Indebtedness as and at the times that Cingular shall request ("Consent/Tender Offers"), in each case with the cooperation of Cingular. All Consent/Tender Offers shall be in accordance with applicable Law and shall be solely on the terms and conditions specified by Cingular; provided, that all Consent/Tender Offers (and all obligations to make any payments to holders of all or any portion of Specified Indebtedness in connection therewith or to modify the terms or provisions of any Specified Indebtedness) shall be conditioned upon the consummation of the Merger, and shall terminate immediately upon the termination of this Agreement prior to the Effective Time. The Company agrees not to consummate any Consent/Tender Offer unless Cingular consents in writing to such consummation. The Company agrees to use its reasonable efforts to cooperate with Cingular and, subject to the preceding sentence and applicable Law, to use its reasonable best efforts to consummate all Consent/Tender Offers. Notwithstanding the foregoing, it shall be a condition to any obligation of the Company or any of its Subsidiaries under this Section 6.7 that (a) Cingular shall reimburse the Company for all of its reasonable out-of-pocket costs in conducting the Consent/Tender Offers promptly following incurrence and delivery of reasonable documentation of such costs, (b) none of the Company or any of its Subsidiaries shall be required to make any payments to holders of all or any portion of Specified Indebtedness or to modify the terms or provisions of any Specified Indebtedness, in each case, prior to the consummation of the Merger, or similarly incur any liability or obligation in connection therewith, except for liabilities and obligations for which Cingular has a reimbursement obligation under clause (a) above, (c) the Company and its Subsidiaries (and their respective officers and directors) shall be entitled to indemnification in form and substance reasonably satisfactory to them with respect to any information relating to any Person other than the Company or its Subsidiaries utilized in connection therewith, and (d) the Company and its Subsidiaries shall not be required to proceed with any Consent/Tender Offers if they would be required by Law to make any disclosure which the Board of Directors of the Company determines in good faith is reasonably likely to not be in the best interests of the Company and its stockholders; provided, that subject to applicable Law and the provisions of this Section 6.7 promptly following the time that such disclosure may be made, the Company shall proceed with any Consent/Tender Offer with which it had ceased proceeding.

           6.8. Employee Benefits. (a) Cingular agrees that it shall cause the Surviving Corporation to honor all Company Compensation and Benefit Plans (other than the Severance Plans) in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. For a period from the Effective Time through at least December 31, 2005, Cingular shall provide, or shall cause to be provided, to those individuals who as of the Effective Time were employees of the Company and its Subsidiaries (other than collectively bargained employees) (the "Affected Employees") compensation and employee benefits (other than payments under the Retention Pool described in Section 6.1(a)(xvii) of the Company Disclosure Letter, other similar payments or benefits made by reason of the Merger and the other transactions contemplated by this Agreement or any incremental increase in value attributable to the Merger or the other transactions contemplated by this Agreement) no less favorable in the aggregate than those provided to the Affected Employees immediately before the Effective Time. Cingular shall cause the Surviving Corporation to honor the Company's Amended and Restated Senior Officer Severance Plan in accordance with its terms as in effect on the date of this Agreement through the second anniversary of the Effective Time and the Company's Officer Severance Plan and the Company's Amended and Restated Severance Pay Plan (the three plans, collectively, the "Severance Plans") in accordance with their respective terms as in effect immediately before the Effective Time without adverse amendment for the period from the Effective Time through December 31, 2006. Notwithstanding the foregoing, nothing contained herein shall obligate Cingular, the Surviving Corporation or any Affiliate of any of them to (x) maintain any particular Company Compensation and Benefit Plan (other than the Severance Plans), (y) grant or issue any equity or equity-based awards or (z) retain the employment of any Affected Employee.

           (b) For all purposes under the employee benefit plans of Cingular and its Affiliates providing benefits to any Affected Employees after the Effective Time (the "New Plans"), each Affected Employee shall receive credit for his or her service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), for purposes of eligibility, vesting and benefit accrual (but not (i) for purposes of eligibility for subsidized early retirement benefits, (ii) for purposes of benefit accrual under defined benefit pension plans and (iii) for any new program for which credit for benefit accrual for service prior to the effective date of such program is not given to similarly situated employees of Cingular other than the Affected Employees) to the same extent as such Affected Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Compensation and Benefit Plans (except to the extent such credit would result in a duplication of accrual of benefits). In addition, and without limiting the generality of the foregoing: (i) at the Effective Time, each Affected Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such

New Plan replaces coverage under a similar or comparable Company Compensation and Benefit Plans in which such Affected Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Affected Employee, Cingular shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Affected Employee and his or her covered dependents to the extent such pre-existing condition exclusions and actively-at-work requirements were inapplicable to or had been satisfied by such Affected Employee and his or her covered dependants immediately prior to the Effective Time under the relevant Old Plan, and Cingular shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

           (c) Cingular hereby acknowledges that a "change of control" or a "change in control" within the meaning of each written Company Compensation and Benefit Plans that has been provided to Cingular on or prior to the date of this Agreement that contains either of such terms will occur no later than the Effective Time.

           (d) For the plan year in which the Effective Time occurs, Cingular shall, or shall cause the Company to, cause the profit sharing formula as established under the Company profit sharing plan for such plan year to remain in effect and, subject to applicable law, cause a contribution to be made that is calculated based on performance through the Effective Time for the plan year in which the Effective Time occurs and annualized through the end of such plan year. Cingular shall cause, or shall cause the Surviving Corporation to cause, each Affected Employee who is a participant in the Company's 401(k) Savings Plan and who incurs a termination of employment after the Effective Time that entitles such Affected Employee to severance benefits under any of the Severance Plans to be fully vested in his or her account balance under the Company's 401(k) Savings Plan.

           (e) The Company shall take all actions necessary to cause the Company's Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan") to terminate prior to the Effective Time and to cause each participant's Periodic Deposit Account, as defined in the Stock Purchase Plan, to be returned and paid in cash at the time of termination without the purchase of any shares.

           (f) With respect to matters described in this Section 6.8 relating to benefits or compensation to be provided after the Effective Time, the Company will to the extent permitted by applicable Law provide Cingular with copies of any broad-based notices or other communication materials of a general nature prior to sending them.

           (g) Prior to the Closing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause to be amended the employee benefit plans and arrangements of it and its Subsidiaries to the extent necessary to provide that no employees of Cingular and its Subsidiaries shall commence to participate therein following the Effective Time unless the Surviving Corporation or such Subsidiary explicitly authorizes such participation. In addition, prior to the Closing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, Cingular shall cause to be amended the employee benefit plans and arrangements of it and its Subsidiaries to the extent necessary to provide that no employees of the Company and its Subsidiaries shall commence to participate therein following the Effective Time unless Cingular or such Subsidiary explicitly authorizes such participation.

           (h) The Company agrees that, if the Effective Time occurs after December 31, 2004, it will consult with Cingular to consider any proposals by Cingular to reduce the "excess parachute payments" (as defined in Section 280G(b)(1) of the Code) which may be payable by the Company as a result of the Merger and the other transactions contemplated by this Agreement and, if requested by Cingular, the Company will meet with Cingular to discuss any such proposals no later than December 15, 2004.

           6.9. Indemnification; Directors' and Officers' Insurance. (a) Cingular, Cingular Wireless and the Surviving Corporation shall jointly and severally, from and after the Effective Time, indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), in respect of acts or omissions in their capacity as such, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by Law (and Cingular, Cingular Wireless and the Surviving Corporation shall jointly and severally advance expenses as incurred to the fullest extent permitted by Law); provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer or director is entitled to indemnification or advancement of expenses shall be made by independent counsel selected by Cingular and such Person.

           (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Cingular thereof but any failure to give such notice shall not relieve any obligation of Cingular, Cingular Wireless or the Surviving Corporation hereunder except to the extent Cingular, Cingular Wireless or the

Surviving Corporation is actually prejudiced by such failure to give such notice. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i)Cingular, Cingular Wireless or the Surviving Corporation shall have the right to assume the defense thereof and neither Cingular, Cingular Wireless nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred in connection with the defense thereof, except that if Cingular, Cingular Wireless and the Surviving Corporation do not elect to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Cingular, Cingular Wireless or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel and Cingular, Cingular Wireless and the Surviving Corporation shall jointly and severally agree to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Cingular, Cingular Wireless and the Surviving Corporation shall be obligated pursuant to this paragraph (b) to cause Cingular, Cingular Wireless and the Surviving Corporation to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided, that the fewest number of counsels necessary to avoid conflicts of interest shall be used, (ii) the Indemnified Parties will use their reasonable efforts to cooperate in the defense of any such matter and (iii) neither Cingular, Cingular Wireless nor the Surviving Corporation shall be liable for any settlement effected without Cingular's prior written consent; provided, that there shall not be any obligation under this Agreement to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

           (c) The Surviving Corporation shall and Cingular shall cause the Surviving Corporation to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each such Indemnified Person covered as of the Effective Time by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof for a period of six years after the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the current annual premium paid by the Company (which annual premium is set forth on Schedule 6.9(c) of the Company Disclosure Letter) for such insurance (such 200% amount, the "Maximum Annual Premium"); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In addition, the Company may purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by the Company; provided, that the amount paid by the Company shall not exceed six times the Maximum Annual Premium. If such "tail" prepaid policies have been obtained by the Company prior to the Closing, the Surviving Corporation shall, and Cingular and Cingular Wireless shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations under this Section 6.9(c) shall terminate.

           (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives.

           (e) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 6.9 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under any other applicable Laws.

           (f) The obligations of Cingular, Cingular Wireless and the Surviving Corporation under this Section 6.9 shall not be terminated or modified by Cingular, Cingular Wireless or the Surviving Corporation in a manner as to adversely affect any Indemnified Party to whom this Section 6.9 applies without the consent of the affected Indemnified Party. In the event that either Cingular, Cingular Wireless or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Persons, or (B) transfers at least 50% of its properties or assets to any Person, then and in each case, proper provision shall be made so that the applicable successors and assigns or transferees assume the obligations set forth in this Section 6.9.

           6.10. Other Actions by the Company.

           (a) Rights Agreement. Prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to terminate all of the outstanding Rights and to terminate the Rights Agreement, effective immediately prior to the Effective Time without payment of any consideration in respect thereof or in respect of the Rights.

           (b) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

           (c) DoCoMo Investor Agreement. Neither the Board of Directors of the Company nor any committee of the Board of Directors of the Company shall require or approve a change in the Company's use of W-CDMA technology as the primary standard for its delivery of wireless services based on 3G technology before December 31, 2004 (other than migration to successor technologies and other than for one or more of the reasons set forth in clauses (i) through (iv) of Section 4.1(a) of the DoCoMo Investor Agreement). The Company shall use its reasonable best efforts to take or cause to be taken all action necessary to meet the 3G Launch Obligation (as defined in the DoCoMo Investor Agreement) under Section 4.1(a) of the DoCoMo Investor Agreement prior to December 31, 2004.

           (d) Director Resignations. The Company shall procure the resignation or removal of each of the members of the Board of Directors of the Company as of the Effective Time.

           (e) Regulatory Compliance. The Company and each of its Subsidiaries agrees to use its reasonable best efforts to (i) cure not later than the Effective Time any violations and defaults under any applicable rules and regulations of the FCC (the "FCC Rules") and the FAA Rules, (ii) substantially comply with the terms of the FCC Licenses and the FAA Rules and file or cause to be filed with the FCC and the FAA all reports and other filings to be filed under applicable FCC Rules and FAA Rules and (iii) take all actions reasonably requested in writing by Cingular on or before the Closing Date to be in compliance upon the consummation of the Closing and the provisions of Sections 271 and 272 of the Communications Act (including any orders issued by the FCC interpreting or implementing such provisions). Cingular agrees that it shall reimburse the Company for any reasonable out-of-pocket expenses following incurrence and delivery of reasonable documentation by the Company at the direction of Cingular pursuant to clause (iii) of the first sentence of this
Section 6.10(e).

           (f) Between the date of this Agreement and the Effective Time (or earlier termination of this Agreement), to the extent reasonably requested by Cingular, the Company shall, and shall cause its Subsidiaries to, cooperate with Cingular to facilitate the disposition immediately prior to, at or after the Effective Time of those assets or ownership interests held by the Company or any of its Subsidiaries that are identified by Cingular in writing to the Company as assets or ownership interests the holding of which would be inconsistent with Cingular's strategic objectives (such assets or interests referred to as a "Potential Sale Interest"). To the extent reasonably requested by Cingular, the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to (i) permit Persons who Cingular identifies to the Company as potential purchasers of a Potential Sale Interest to conduct (and cooperate with such Persons') reasonable investigations with respect to such Potential Sale Interest (provided, that any such Person executes and delivers to Augusta a confidentiality agreement containing customary terms), (ii) comply with any applicable right of first refusal, right of first offer, right of approval and similar provisions that may be applicable to a proposed transfer of a Potential Sale Interest, and (iii) deliver such notices, make such filings and execute such Contracts relating to the disposition of Potential Sale Interests as reasonably requested by Cingular; provided, that neither the Company nor any of its Subsidiaries shall be required to execute any such Contract under which the Company or any of its Subsidiaries may be required to dispose of any Potential Sale Interest other than immediately prior to, at or after the Effective Time. Cingular shall be permitted to identify potential purchasers of

Potential Sale Interests and negotiate any Contracts with respect to dispositions of Potential Sale Interests; provided, that the Company may (and, to the extent reasonably requested by Cingular, shall) participate in such negotiations. Notwithstanding the foregoing, (A) Cingular shall reimburse the Company and its Subsidiaries for their reasonable out-of-pocket costs in complying with this Section 6.10(f) promptly following incurrence and delivery of reasonable documentation of such costs and (B) the Company and its Subsidiaries shall not be required to breach in any material respect the terms of any Contract governing the disposition of such Potential Sale Interest.

                                   ARTICLE VII

                                   Conditions

           7.1. Conditions to the Obligations of the Company, Cingular and Merger Sub to Effect the Merger. The respective obligation of each of the Company, Cingular and Merger Sub to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

           (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote in accordance with applicable Law and the Company's certificate and by-laws.

           (b) Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, (ii) all approvals and authorizations required to be obtained from the FCC for the consummation of the Merger shall have been obtained, except for those consents to be obtained from the FCC that in the aggregate are immaterial to the Company and have not been denied by the FCC, and (iii) all other Governmental Consents, the failure of which to make or obtain would, individually or in the aggregate, provide a reasonable basis to conclude that the Company or its directors or officers would be subject to the risk of criminal liability, shall have been made or obtained. For purposes of this Agreement, the term "Governmental Consents" shall mean all notices, reports, and other filings required to be made prior to the Effective Time by the Company or Cingular or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Cingular or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

           (c) Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, determination, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), except for such Orders enacted, issued, promulgated, enforced or entered by a Governmental Entity having jurisdiction solely outside of North America (i) that would not reasonably be expected, individually or in the aggregate, to result in (A) a Material Adverse Effect,
(B) a material adverse effect on Cingular and its Subsidiaries taken as a whole or (C) a material adverse effect on BellSouth or SBC and their respective Subsidiaries or (ii) the failure to comply with which would not reasonably be expected to lead to criminal prosecution of the officers of Cingular, SBC, BellSouth and their Affiliates (collectively, "Immaterial Orders").

           7.2. Conditions to Obligations of Cingular and Merger Sub. The obligation of Cingular and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Cingular at or prior to the Closing of the following conditions:

           (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 5.1(b)(i) and 5.1(b)(iii) (other than the last sentence of Section 5.1(b)(iii)), in each case relating to the capital stock of the Company and Section 5.1(l) of this Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not true and correct unless the failure of such representations and warranties of the Company to be true and correct (read for purposes of this Section 7.2(a)(ii) without any materiality or Material Adverse Effect qualification), individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect; provided, further that the failure of any representation or warranty of the Company to be true and correct to the extent arising from the imposition by any Governmental Entity in a proceeding granting a Governmental Consent of conditions on the Company and its Subsidiaries prior to the Closing shall not cause this Section 7.2(a)(ii) to fail to be satisfied; and (iii) Cingular shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that the condition set forth in this Section 7.2(a) has been satisfied.

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Cingular shall have received a certificate signed on behalf of the Company by the Chief Executive

Officer or Chief Financial Officer of the Company to the effect that the condition set forth in this Section 7.2(b) has been satisfied. The Company shall not have become obligated to repurchase any Shares, other shares of its capital stock or warrants under the DoCoMo Investor Agreement and DoCoMo and its Affiliates shall have no other right to require any such repurchase (other than pursuant to the Merger) and the Company shall have met the 3G Launch Obligation specified in Section 4.1(a) of the DoCoMo Investor Agreement (or DoCoMo shall have irrevocably waived compliance or its rights under Section 4.3(a) of the DoCoMo Investor Agreement).

           (c) Threatened Orders. No Governmental Entity shall have instituted (or if instituted, shall not have withdrawn) any proceeding or threatened to institute any proceeding seeking any Order (or if threatened, shall not have withdrawn such threat), except for Orders as would reasonably be expected, individually or in the aggregate, to result in an Immaterial Order.

           (d) Governmental Consents. All Governmental Consents (other than those described in Section 7.1(b)(i) or Section 7.1(b)(ii)) the failure of which to make or obtain would, individually or in the aggregate (A) reasonably be expected to be have a material adverse effect on Cingular and its Subsidiaries,
(B) reasonably be expected to result in a Material Adverse Effect or (C) provide a reasonable basis to conclude that Cingular, Cingular Wireless, SBC or BellSouth or any of their respective directors or officers would be subject to the risk of criminal liability shall have been made or obtained (such consents together with those consents that are conditions under Section 7.1(b)(i) and
(ii) hereof being the "Required Governmental Consents"). All Governmental Consents that have been obtained shall have been obtained without the imposition of any term, condition or consequence that would, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Condition and all Required Governmental Consents obtained from the FCC shall have been obtained by Final Order. For the purpose of this Agreement, "Final Order" means an action or decision that has been granted as to which (i) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filings of any such petition or application has passed, (iii) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed, which in any such case (i), (ii),(iii) or (iv) is reasonably likely to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in the case of any modification in a manner that would impose any term, condition or consequence that would reasonably be expected to have or result in a Material Adverse Condition).

           7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

           (a) Representations and Warranties. (i) The representations and warranties of Cingular, Merger Sub, SBC and BellSouth set forth in this Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the Company shall have received at the Closing a certificate signed on behalf of each of Cingular, SBC and BellSouth by its respective Chief Executive Officer or Chief Financial Officer to the effect that the condition set forth in this Section 7.3(a) as applicable has been satisfied.

           (b) Performance of Obligations of Cingular, Cingular Wireless, Merger Sub, SBC and BellSouth. Each of Cingular, Cingular Wireless, Merger Sub, SBC and BellSouth shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Cingular, Cingular Wireless, SBC and BellSouth by its respective Chief Executive Officer or Chief Financial Officer to the effect that the condition set forth in this Section 7.3(b) as applicable has been satisfied.

                                  ARTICLE VIII

                                   Termination

           8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption by the stockholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Cingular by action of their respective Boards of Directors.

           8.2. Termination by Either Cingular or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Cingular or the Company if (a) the Merger shall not have been consummated by December 31, 2004, whether such date is before or after the date of the adoption of this Agreement by the stockholders of the Company; provided, however, that in the event that, as of December 22, 2004, the condition set forth in either Section 7.1(b) or 7.2(d) has not been satisfied, the Termination Date may be extended from time to time by either Cingular or the Company one or more times to a date not beyond June 30, 2005 (such later date, the "Termination Date"); provided, that, if the condition set forth in Section 7.2(d) shall not have been satisfied solely by reason of a Required Governmental Consent of the FCC that has been obtained but is not yet a Final Order, neither party may terminate this Agreement pursuant to this Section 8.2(a) prior to the 60th day after receipt of such Required Governmental Consent, (b) the adoption by the Company's stockholders required by Section 7.1(a) shall not have been obtained at the Stockholders Meeting (after giving effect to all adjournments or postponements thereof), or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable except for any Orders as would, individually or in the aggregate, reasonably be expected to be Immaterial Orders (whether before or after the adoption by the stockholders of the Company required under Section 7.1(a)),; provided, that the right to terminate this Agreement pursuant to Section 8.2(a) or Section 8.2(c) shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

           8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption by stockholders of the Company referred to in
Section 7.1(a), by action of the Board of Directors of the Company if there has been a breach of any representations, warranties, covenants or agreements made by Cingular, Cingular Wireless, Merger Sub, SBC or BellSouth in this Agreement, or any such representations and warranties shall have become untrue or incorrect after the execution of this Agreement, such that (i) Section 7.3(a) or 7.3(b) would not be satisfied and (ii) such breach or failure to be true and correct is not curable by the Termination Date.

           8.4. Termination by Cingular. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Cingular (a) if the Board of Directors of the Company shall have withdrawn, qualified or modified its approval of this Agreement or the Directors' Recommendation in a manner adverse to Cingular, (b) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that (i) Section 7.2(a) or 7.2(b) would not be satisfied and
(ii) such breach or failure to be true or correct is not curable by the Termination Date, or (c) if, by July 31, 2004, the Stockholders Meeting shall have not been held, or the vote of the Company's stockholders contemplated by
Section 6.4 of this Agreement has not been taken; provided, that Cingular may not terminate this Agreement pursuant to this Section 8.4(c) if (a) the Company has used its reasonable best efforts to convene the Stockholders' Meeting, to have the vote of the Company's Stockholders contemplated by Section 6.4 and to obtain the Company Requisite Vote as promptly as possible following the execution of this Agreement and (b) the failure to convene the Stockholders Meeting or the failure of the Company's stockholders to vote by July 31, 2004 is unrelated to any Acquisition Proposal.

           8.5. Effect of Termination and Abandonment. (a) In the event of a termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

           (b) In the event that after the date hereof, an Acquisition Proposal (but substituting 40% for the 15% threshold set forth in the definition thereof) (a "Covered Proposal") shall have been publicly made or, after the date hereof, any Person shall have publicly announced an intention (whether or not conditional) to make a Covered Proposal and thereafter this Agreement is terminated by either Cingular or the Company pursuant to Section 8.2(b) or by Cingular pursuant to Section 8.4(a) or Section 8.4(c), (i) then the Company shall promptly, but in no event later than two business days after the date of such termination, pay to Cingular on behalf of it, SBC and BellSouth and their respective Affiliates incurring charges and expenses in connection with this Agreement and the transactions contemplated hereby all of the charges and expenses actually incurred by Cingular, SBC, BellSouth or their respective Affiliates in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $40,000,000 (the "Expenses") payable by wire transfer of same day funds and (ii) if, within 15 months after such termination (I) any Person (other than Cingular or any of its Affiliates) has entered into an agreement (X) to, directly or indirectly, acquire by purchase, merger, consolidation, sale, assignment, lease, transfer or similar business combination, in one transaction or any related series of transactions, 40% or more of the voting power of the outstanding securities of the Company, or ownership or control of 40% or more of the consolidated assets of the Company or
(Y) with respect to any transaction or series of related transactions after which stockholders of the Company immediately prior to the consummation of such transaction or transactions would cease to own directly or indirectly at least 60% of the voting power of the outstanding securities of the Company (or of another Person that directly or indirectly would own all or substantially all the assets of the Company) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction, or (II) there has been consummated any such merger, consolidation or similar business combination or any such sale, assignment, lease or transaction between the Company or one of its Subsidiaries and any Person (other than Cingular or any of its Affiliates), then the Company shall, promptly following such event, but in no event later than two business days after such event, pay SBC and BellSouth in proportion to their Specified Interests an aggregate termination fee of $1,400,000,000 (One Billion Four Hundred Million Dollars) (the "Termination Fee") payable by wire transfer of same day funds. Upon the payment of the Termination Fee and the Expenses, the Company shall have no further liabilities or obligations under this Section 8.5(b). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Cingular would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Cingular commences a suit that results in a judgment against the Company for the fee set forth in this Section 8.5(b) or any portion of such fee, the Company shall pay to Cingular its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

                                   ARTICLE IX

                            Miscellaneous and General

           9.1. Survival. This Article IX and Article IV, Section 6.8 (Employee Benefits) and Section 6.9 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, Section 6.7 (Consent/Tender Offers), Section 6.10(e) (Regulatory Compliance), Section 6.10(f) (Potential Sale Interest) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. Subject to the proviso to Section 8.5(a), all other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

           9.2. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only, and any provisions herein may be waived only, in writing executed by the parties hereto, by action of the Board of Directors or equivalent governing body of the respective parties.

           9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

           9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

           9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

           9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile or by overnight courier:

           if to Cingular, Cingular Wireless or Merger Sub:

           Cingular Wireless Corporation
           5565 Glenridge Connection
           Suite 1100
           Atlanta, Georgia  30342
           Attention: Joaquin Carbonell, Esq.
           Fax: (404) 249-4488

           with copies to:

           SBC Communications Inc.
           175 East Houston
           San Antonio, Texas 78205

           Attention: Wayne Watts, Esq.
           Fax: (210) 351-3257,

           BellSouth Corporation
           1155 Peachtree Street
           Suite 2000
           Atlanta, Georgia 30309
           Attention: Charles R. Morgan, Esq.
           Fax: (404) 249-5901,

           Sullivan & Cromwell LLP
           125 Broad Street, New York, NY  10004
           Attention: Joseph B. Frumkin, Esq. and
                      Eric M. Krautheimer, Esq.
           Fax: (212) 558-3588

           and

           Fried, Frank, Harris, Shriver & Jacobson LLP
           One New York Plaza, New York, NY  10004
           Attention: Gail L. Weinstein, Esq.
           Fax:  (212) 859-4000

           if to the Company

           AT&T Wireless Services, Inc.
           7277 164th Avenue NE
           Building 1
           Redmond, WA  98052
           Attention: Gregory P. Landis, General Counsel
           Fax: (425) 580-8505


           with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Attention: Steven A. Rosenblum, Esq.
                      Stephanie J. Seligman, Esq.
           Fax: (212) 403-2000

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

           9.7. Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Cingular Disclosure Letter, the SBC Disclosure Letter and the Confidentiality Agreements, as amended on January 9, 2004, between SBC and the Company and BellSouth and the Company (the "Confidentiality Agreements"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF CINGULAR, MERGER SUB, SBC, BELLSOUTH OR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. Each of Cingular, SBC and BellSouth acknowledges that any proposal with respect to an Acquisition Proposal or similar transaction submitted after the date hereof may require the Company to make disclosures in accordance with the terms of the DoCoMo Investor Agreement and to the extent required by such agreement each consents thereto. The Company agrees that, in the event that it is required to make any disclosure in accordance with the terms of the DoCoMo Investor Agreement with respect to any Acquisition Proposal, it shall (1) notify Cingular immediately of its intention to disclose such information to DoCoMo prior to making such disclosure, (2) disclose any such information only to the extent it is required to be disclosed pursuant to the DoCoMo Investment Agreement, (3) use its best efforts so that such information will be treated as "Proprietary Information" (as defined in the DoCoMo Investor Agreement) for purposes of
Section 10.4 of the DoCoMo Investor Agreement, and (4) use its best efforts to
(x) enforce its rights under Section 10.4 of the DoCoMo Investor Agreement and
(y) ensure that DoCoMo does not disclose such information, except as permitted under that Section 10.4.

           9.8. No Third Party Beneficiaries. Except as expressly set forth in
Section 6.9 (Indemnification; Directors' and Officers' Insurance) of this Agreement, this Agreement is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

           9.9. Obligations of Cingular and of the Company. Whenever this Agreement requires a Subsidiary of Cingular to take any action, such requirement shall be deemed to include an undertaking on the part of Cingular to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

           9.10. Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

           9.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

           9.12. Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The word parties when used in this Agreement shall be deemed not to include SBC and BellSouth except that the term parties shall include SBC and BellSouth for purposes of Sections 6.1(b), 6.5(b) and 8.5(b) and this Article IX. For purposes of this Agreement the terms Subsidiary and Affiliate, when used with respect to SBC and BellSouth, shall be deemed to not include Cingular and its Subsidiaries and the term Affiliate when used with respect to Cingular, Cingular Wireless and their respective Subsidiaries shall be deemed not to include BellSouth, SBC or any of their respective Affiliates (other than Cingular and its Subsidiaries).

           (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

           (c) Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Letter need not be set forth in any other section of the Disclosure Letter so long as its relevance to the latter section of the Disclosure Letter or section of the Agreement is readily apparent on the face of the information disclosed in the Disclosure Letter to the Person to which such disclosure is being made. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

           9.13. Guarantee; Breach. SBC and BellSouth each hereby agrees to guarantee in proportion to their respective Specified Interest the payment of the Merger Consideration and any payment obligation arising as a result of a breach of this Agreement by Cingular, Cingular Wireless and Merger Sub prior to the Effective Time. The term "Specified Interest" when used in the Agreement with respect to SBC shall mean 60% and when used with respect to BellSouth shall mean 40%. The parties hereto agree that BellSouth shall not have any liability for any breach of this Agreement by SBC and SBC shall not have any liability for any breach of this Agreement by BellSouth.

           9.14. Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Cingular each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Government Entity.

           9.15. Expenses. Except as otherwise provided in Sections 6.7, 6.10(e), 6.10(f), and 8.5 of this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

           9.16. Assignment. This Agreement shall not be assignable by either of the parties hereto; provided, however, that Cingular may designate, by written notice to the Company, a wholly-owned direct or indirect Subsidiary of Cingular to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties also to be made with respect to such Subsidiary to the extent applicable as of the date of such designation. No such designation shall relieve Cingular, SBC or BellSouth of any obligation hereunder. Any purported assignment in violation of this Agreement will be void ab initio.

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                      AT&T WIRELESS SERVICES, INC.

                                      By: /s/ John Zeglis
                                          --------------------------------------
                                          Name:    John Zeglis
                                          Title:   CEO

                                      CINGULAR WIRELESS CORPORATION

                                      By: /s/ Stan Sigman
                                          --------------------------------------
                                          Name:    Stan Sigman
                                          Title:   CEO

                                      CINGULAR WIRELESS LLC

                                      By: /s/ Stan Sigman
                                          --------------------------------------
                                          Name:    Stan Sigman
                                          Title:   CEO

                                      LINKS I CORPORATION

                                      By: /s/ Rick Moore
                                          --------------------------------------
                                          Name:    Rick Moore
                                          Title:   Authorized Officer

           And solely for the purposes of Sections 5.3, 6.1(b), 6.5(b) and
Article IX of this Agreement:

                                       BELLSOUTH CORPORATION

                                       By: /s/ Barry L. Boniface
                                           -------------------------------------
                                           Name:    Barry L. Boniface
                                           Title:   Vice President - Planning &
                                                    Development

                                       SBC COMMUNICATIONS INC.

                                       By: /s/ Edward E. Whitacre Jr.
                                           -------------------------------------
                                           Name:    Edward E. Whitacre Jr.
                                           Title:   Chairman and Chief Executive

                                                                         ANNEX A


                                  DEFINED TERMS

Terms                                                                  Section
Acquisition Proposal.................................................  6.2
Affected Employees...................................................  6.8(a)
Affiliate............................................................  5.1(a)(iii)
Agreement............................................................  Preamble
Applicable Parent Reports............................................  5.3(e)
Audit Date...........................................................  5.1(e)(i)
Bankruptcy and Equity Exception......................................  5.1(c)(i)
BellSouth............................................................  Preamble
Board of Directors...................................................  Recitals
By-Laws..............................................................  2.2
Certificates ........................................................  4.1(b)
Charter..............................................................  2.1
Closing .............................................................  1.2
Closing Date.........................................................  1.2
Code.................................................................  5.1(h)(ii)
Cingular.............................................................  Preamble
Cingular Companies...................................................  4.1(a)
Cingular Disclosure Letter...........................................  5.2
Cingular LLC.........................................................  5.1(a)(i)
Cingular LLC Reports.................................................  5.2(e)
Cingular Material Adverse Effect.....................................  5.2(a)
Common Stock.........................................................  4.1(a)
Common Stock Certificate.............................................  4.1(a)
Common Stock Merger Consideration....................................  4.1(a)
Common Stock Unit....................................................  5.1(b)
Company..............................................................  Preamble
Company Compensation and Benefit Plans...............................  5.1(h)(i)
Company Disclosure Letter............................................  5.1
Company Licenses.....................................................  5.1(i)(ii)
Company Non-U.S. Compensation and Benefits Plan......................  5.1(h)(i)
Company Option.......................................................  5.1(b)
Company Pension Plan.................................................  5.1(h)(ii)
Company Reports......................................................  5.1(e)(i)
Company Requisite Vote...............................................  5.1(c)(i)
Company U.S. Compensation and Benefits Plan..........................  5.1(h)(ii)
Computer Software....................................................  5.1(p)(iii)(1)
Confidentiality Agreements...........................................  9.7
Consent/Tender Offers................................................  6.7
Constituent Corporations.............................................  Preamble
Contract.............................................................  5.1(d)(ii)
Costs................................................................  6.9(a)

Covered Proposal.....................................................  8.5(b)
D&O Insurance........................................................  6.9(c)
Delaware Certificate of Merger.......................................  1.3
DGCL.................................................................  1.1
Directors' Recommendation............................................  5.1(c)(ii)
Dissenting Common Shares.............................................  4.1(a)
Dissenting Common Stockholders.......................................  4.1(a)
Dissenting Preferred Shares..........................................  4.1(b)
Dissenting Preferred Stockholders....................................  4.1(b)
Dissenting Shares....................................................  4.1(b)
Dissenting Stockholders..............................................  4.1(b)
DoCoMo...............................................................  4.6
DoCoMo Investor Agreement............................................  5.1(b)
DoCoMo Warrant Agreement.............................................  4.6
Effective Time.......................................................  1.3
Employees............................................................  5.1(h)(i)
Environmental Law....................................................  5.1(m)
ERISA................................................................  5.1(h)(i)
ERISA Affiliate......................................................  5.1(h)(iii)
ERISA Plans..........................................................  5.1(h)(ii)
Exchange Act.........................................................  5.1(d)(i)
Exchange Fund........................................................  4.2(a)
Excluded Common Share(s) ............................................  4.1(a)
Excluded Share(s)....................................................  4.1(b)
Expenses.............................................................  8.5(b)
FAA..................................................................  5.1(i)(ii)
FAA Rules............................................................  5.1(i)(iv)
FCC..................................................................  5.1(d)(i)
FCC Licenses.........................................................  5.1(i)(ii)
FCC Rules............................................................  6.10(e)
Final Order..........................................................  7.2(d)
Former Parent........................................................  4.6
GAAP.................................................................  5.1(e)(ii)
Governmental Consents................................................  7.1(b)
Governmental Entity..................................................  5.1(d)(i)
Hazardous Substance..................................................  5.1(m)
HSR Act..............................................................  5.1(b)
Indemnified Parties..................................................  6.9(a)
Intellectual Property................................................  5.1(p)(iii)(2)
IRS..................................................................  5.1(h)(ii)
IT Assets............................................................  5.1(p)(iii)(3)
Laws.................................................................  5.1(i)(i)
Licensed-In Intellectual Property....................................  5.1(p)(iii)(4)
Licenses.............................................................  5.1(i)(i)
Lien.................................................................  5.1(d)(ii)

Material Adverse Condition...........................................  6.5(b)
Material Adverse Effect..............................................  5.1(a)(ii)
Material Contracts...................................................  5.1(j)(i)
Material Licenses....................................................  5.1(i)(i)
Maximum Annual Premium...............................................  6.9(c)
Merger...............................................................  Recitals
Merger Consideration.................................................  4.1(b)
Merger Sub...........................................................  Preamble
Multiemployer Plan...................................................  5.1(h)(ii)
Net Effects..........................................................  6.5(b)
New Plans............................................................  6.8(b)
NYSE.................................................................  5.1(d)(i)
Old Plans............................................................  6.8(b)
Order................................................................  7.1(c)
Owned Intellectual Property..........................................  5.1(p)(iii)(5)
Parental Material Adverse Effect.....................................  5.3
Paying Agent.........................................................  4.2(a)
Person...............................................................  4.2(d)
Potential Sale Interest..............................................  6.9(f)
Preferred Stock......................................................  4.1(b)
Preferred Stock Certificate..........................................  4.1(b)
Preferred Stock Merger Consideration.................................  4.1(b)
Proxy Statement......................................................  6.3
Representatives......................................................  6.2
Required Governmental Consents.......................................  7.2(d)
Restricted Agreements................................................  5.1(j)(ii)
Rights...............................................................  5.1(q)(ii)
Rights Agreement.....................................................  5.1(b)
SBC..................................................................  Preamble
SBC Disclosure Letter................................................  6.1(b)
SEC..................................................................  5.1(e)(i)
Securities Act.......................................................  5.1(e)(i)
Series C Preferred Stock.............................................  4.1(b)
Series E Preferred Stock.............................................  4.1(b)
Shares...............................................................  4.1(b)
Specified Indebtedness...............................................  6.7
Specified Interest...................................................  9.13
State Commissions....................................................  5.1(d)(i)
State Licenses.......................................................  5.1(i)(ii)
Stock Plans..........................................................  5.1(b)
Stock Purchase Plan..................................................  6.8(e)
Stockholders Meeting.................................................  6.4
Subsidiary...........................................................  5.1(a)(i)
Superior Proposal....................................................  6.2
Surviving Corporation................................................  1.1

Takeover Statute.....................................................  5.1(l)
Tax..................................................................  5.1(n)
Taxable..............................................................  5.1(n)
Taxes................................................................  5.1(n)
Tax Return...........................................................  5.1(n)
Terminable Contract..................................................  5.1(j)(i)
Termination Date.....................................................  8.2
Termination Fee......................................................  8.5(b)
Transaction Matter...................................................  6.9(a)